As filed with the Securities and Exchange Commission on September 24, 2008
Registration Statement Nos. 333-131761, 333-131761-01 and 333-131761-02

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 1 to

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REINSURANCE GROUP OF AMERICA, INCORPORATED
RGA CAPITAL TRUST III
RGA CAPITAL TRUST IV
(Exact name of registrants as specified in their respective charters)

Missouri	46-1627032
Delaware	41-6521118
Delaware	41-6521120
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1370 Timberlake Manor Parkway
Chesterfield, Missouri 63017-6039
(636) 736-7000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Copies to:

Jack B. Lay
Senior Executive Vice President and
Chief Financial Officer
Reinsurance Group of America, Incorporated
1370 Timberlake Manor Parkway
Chesterfield, Missouri 63017-6039
636-736-7000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)	R. Randall Wang, Esq. James R. Levey, Esq. Bryan Cave LLP One Metropolitan Square, Suite 3600 St. Louis, Missouri 63102 314-259-2000 Fax 314-552-8296

Approximate date of commencement of proposed sale to the public:  From time to time after the Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Registration
Securities to be Registered	Registered(1)(2)(3)	per Unit	Price(1)(4)	Fee(1)(3)

Primary Offering:
Class A Common Stock(5)(12)
Common Stock(5)(12)
Debt Securities(5)
Preferred Stock(5)
Depositary Shares(5)
Warrants(6)
Purchase Contracts of RGA(7)
Units(8)
Preferred Securities of RGA Capital Trust III
Preferred Securities of RGA Capital Trust IV
Guarantees by RGA of the Preferred Securities of RGA Capital Trust III and RGA Capital Trust IV(9)(10)
Total:	$700,000,000	(4)	$700,000,000	$27,510
Secondary Offering:
Class A Common Stock or Common Stock of RGA(12)	3,000,000 shares	$47.20(11)	$141,600,000	$5,565(11)(12)
Total:				$33,075

(1)	Represents the aggregate initial offering price of all securities to be sold, as reduced by $300,000,000 of debt securities sold in March 2007 pursuant to the original filing of this registration statement. Amounts represent United States Dollars or the equivalent thereof in one or more foreign denominated currencies or currency units (based on the applicable exchange rate at the time of sale) if debt securities are issued with principal amounts denominated in one or more foreign or composite currencies as shall be designated by the applicable registrant in the applicable prospectus supplement. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)	Includes such indeterminate number of shares of Class A common stock, common stock and preferred stock of Reinsurance Group of America, Incorporated (“RGA”), such indeterminate number or amount of depositary shares, warrants, purchase contracts and units of RGA, such indeterminate principal amount of debt securities of RGA, and such indeterminate number of shares of preferred securities (“preferred securities”) of RGA Capital Trust III and RGA Capital Trust IV (the “RGA trusts”) as may from time to time be issued by RGA or the RGA trusts at indeterminate prices. Debt securities of RGA may be issued and sold to the RGA Trusts, in which event such debt securities may later be distributed to the holders of preferred securities of the RGA Trusts upon a dissolution of any such RGA Trust and the distribution of the assets thereof.

(3)	A total of $206,325 of filing fees was paid with respect to securities previously registered pursuant to Registration Nos. 333-123161, 333-123161-01, 333-123161-02, initially filed on March 7, 2005 (which post-effectively amended Registration Nos. 333-117261, 333-117261-01, 333-117261-02 and 333-108200, 333-108200-01 and 333-108200-02) but which were not sold, consisting of $33,099 previously paid with respect to $300,000,000 of securities (as reduced by an additional $33,099 previously paid with respect to $300,000,000 of debt securities sold in March 2007 pursuant to this registration statement) and $173,226 previously paid with respect to 32,243,539 shares of common stock then held by a potential selling shareholder. Pursuant to Rule 457(p) under the Securities Act of 1933, such unutilized filing fees are being offset against the filing fee payable pursuant to this registration statement.

(4)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class of securities to be offered information as to the amount to be registered, the maximum offering price per unit or the proposed maximum aggregate offering price.

(5)	Also includes such indeterminate number of shares of preferred stock and Class A common stock, common stock or amount of debt securities as may be issued upon conversion of or exchange for any debt securities or preferred stock that provide for conversion into or exchange for other securities. Also consists of such indeterminate number of shares of Class A common stock, common stock or preferred stock, depositary shares or other securities of RGA to be issuable by RGA upon settlement of the warrants, purchase contracts or units of RGA. Debt securities of RGA may be issued and sold to the RGA trusts, in which event such debt securities may later be distributed to the holders of preferred securities of the RGA trusts upon a dissolution of any such RGA trust and the distribution of the assets thereof.

(6)	Subject to note (1) above, there is being registered hereunder an indeterminate amount and number of warrants, representing rights to purchase debt securities, Class A common stock, common stock or preferred stock registered hereunder.

(7)	Each purchase contract of the registrant obligates the registrant to sell, and the holder thereof to purchase, an indeterminate number of debt securities, shares of, Class A common stock, common stock, preferred stock, depositary shares or warrants of RGA or preferred securities of an RGA Trust.

(8)	Each unit consists of any combination of two or more of the securities being registered hereby.

(9)	Includes the rights of holders of the preferred securities under the guarantees of preferred securities and back-up undertakings, consisting of obligations of RGA to provide certain indemnities in respect of, and pay and be responsible for, certain expenses, costs, liabilities and debts of, as applicable, the RGA trusts as set forth in the indenture and any applicable supplemental indentures thereto and the debt securities issued to the RGA trusts, in each case as further described in the registration statement.

(10)	No separate consideration will be received for the guarantees or any back-up undertakings.

(11)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (g) of the Securities Act of 1933. Based on $47.20, the average of the high and low sales price for the registrant’s Class A common stock on September 17, 2008. The registrant previously paid filing fees in the amount of $173,226 on behalf of the selling shareholders in connection with the previous registration statements (see note 3), and that amount is being offset pursuant to Rule 457(p) against the filing fee payable pursuant to this registration statement.

(12)	Each share of Class A common stock or common stock issued also represents one Series A-1 preferred stock purchase right. Series A-1 preferred stock purchase rights currently cannot trade separately from the underlying Class A common stock and, therefore, do not carry a separate price or necessitate an additional registration fee. The “common stock” represents the designation of shares RGA common stock contained in RGA’s articles of incorporation in the event Class B common stock were to convert into shares of Class A common stock, upon and subject to the terms and conditions contained therein.

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement (File Nos. 333-131761, 333-131761-01, 333-131761-02) is being filed by Reinsurance Group of America, Incorporated, RGA Capital Trust III and RGA Capital Trust IV for the purpose of (i) registering as a separate class of securities hereunder Class A common stock, par value $0.01 per share (“Class A common stock”), including shares of Class A common stock underlying the warrants to acquire such stock which constitute a component of the Reinsurance Group of America, Incorporated Preferred Income Equity Redeemable Securities (“PIERS”) Units, (ii) deregistering 29,243,539 shares of common stock previously registered for resale by certain selling shareholders, leaving 3,000,000 shares of Class A common stock registered for resale by selling shareholders, if any, and (iii) filing additional exhibits to the Registration Statement.

RGA does not currently intend to use the prospectus included herein to offer or sell Class A common stock or common stock except pursuant to existing warrants or in connection with resales by any selling shareholders or their transferees. Unless and until RGA indicates in a prospectus supplement or otherwise, such prospectus does not constitute a direct or indirect offer, sale or announcement of an intention to sell any securities, including shares of Class A common stock, or common stock, or rights to acquire such shares, or common equity-linked securities (including convertible securities) or equity-forward sale agreements.

PROSPECTUS

$700,000,000

Reinsurance Group of America, Incorporated

Debt Securities, Preferred Stock, Depositary Shares, Class A Common Stock, Common Stock,
Purchase Contracts, Warrants and Units

RGA Capital Trust III
RGA Capital Trust IV

Preferred Securities Fully, Irrevocably and Unconditionally Guaranteed
on a Subordinated Basis as described in this Document by
Reinsurance Group Of America, Incorporated

3,000,000 Shares of Class A Common Stock or Common Stock

Reinsurance Group of America, Incorporated and RGA Capital Trust III and RGA Capital Trust IV may offer up to $700,000,000 of the securities listed above, including units consisting of any two or more of such securities, from time to time. Unless and until RGA indicates in a prospectus supplement or otherwise, this prospectus does not constitute a direct or indirect offer, sale or announcement of an intention to sell any securities, including shares of Class A common stock or common stock, or rights to acquire such shares, or common equity-linked securities (including convertible securities) or equity-forward sale agreements.

Up to 3,000,000 shares of Class A common stock or common stock may be sold from time to time in one or more offerings by selling shareholders, if any, that may be named in the “Selling Shareholders” section in a prospectus supplement, or their transferees. The “common stock” represents the designation of shares RGA common stock contained in RGA’s articles of incorporation in the event Class B common stock were to convert into shares of Class A common stock, upon and subject to the terms and conditions contained therein.

When RGA, RGA Capital Trust III, RGA Capital Trust IV or selling shareholders, if any, decide to sell a particular series of securities, we will prepare a prospectus supplement or other offering material describing those securities. You should read this prospectus, any prospectus supplement and any other offering material carefully before you invest. This prospectus may not be used to offer or sell any securities by us or by selling shareholders, if any, unless accompanied by a prospectus supplement and any applicable other offering material.

     Investing in these securities involves risks. Consider carefully the risk factors beginning on page 1 of this prospectus.

We may offer or sell these securities to or through one or more underwriters, dealers and agents, or through a combination of any of these methods, or directly to purchasers, on a continuous or delayed basis. The details of any such offering and the plan of distribution will be set forth in a prospectus supplement for such offering.

Holders of Class A common stock, voting together as a class, are entitled to elect up to 20% of the RGA board of directors, and holders of Class B common stock, voting together as a class, are entitled to elect at least 80% of the RGA board of directors. Holders of such shares are also subject to certain acquisition restrictions. Our Class A common stock is listed on The New York Stock Exchange under the symbol “RGA.A.” As of September 23, 2008, the closing price of our Class A common stock was $51.00 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 24, 2008.

RISK FACTORS

Investing in securities offered by this prospectus involves certain risks. Any of the following risks could materially adversely affect our business, results of operations, or financial condition and could result in a loss of your investment.

For a discussion of additional uncertainties associated with (1) RGA’s businesses and (2) forward-looking statements in this document, see “Cautionary Statement Concerning Forward-Looking Statements.” In addition, you should consider the risks associated with RGA’s business that appear in RGA’s most recent Annual Report on Form 10-K as such risks may be updated or supplemented in RGA’s subsequently filed Quarterly Reports on Form 10-Q, which have been or will be incorporated by reference into this document.

Risks Related to Our Business

A downgrade in our ratings or in the ratings of our reinsurance subsidiaries could adversely affect our ability to compete.

Ratings are an important factor in our competitive position. Rating organizations periodically review the financial performance and condition of insurers, including our reinsurance subsidiaries. These ratings are based on an insurance company’s ability to pay its obligations and are not directed toward the protection of investors. Rating organizations assign ratings based upon several factors. While most of the factors considered relate to the rated company, some of the factors relate to general economic conditions and circumstances outside the rated company’s control. There were no changes to our ratings during 2007. The various rating agencies periodically review and evaluate our capital adequacy in accordance with their established guidelines and capital models. In order to maintain our existing ratings, we may commit from time to time to manage our capital at levels commensurate with such guidelines and models. If our capital levels are insufficient to fulfill any such commitments, we could be required to reduce our risk profile by, for example, retroceding some of our business or by raising additional capital by issuing debt, hybrid, or equity securities. Any such actions could have a material adverse impact on our earnings or materially dilute our shareholders’ equity ownership interests.

Any downgrade in the ratings of our reinsurance subsidiaries could adversely affect their ability to sell products, retain existing business, and compete for attractive acquisition opportunities. Ratings are subject to revision or withdrawal at any time by the assigning rating organization. A rating is not a recommendation to buy, sell or hold securities, and each rating should be evaluated independently of any other rating. We believe that the rating agencies consider the ratings of a parent company when assigning a rating to a subsidiary of that company. The ability of our subsidiaries to write reinsurance partially depends on their financial condition and is influenced by their ratings. In addition, a significant downgrade in the rating or outlook of RGA, among other factors, could adversely affect our ability to raise and then contribute capital to our subsidiaries for the purpose of facilitating their operations as well as the cost of capital. For example, the facility fee and interest rate for our credit facilities are based on our senior long-term debt ratings. A decrease in those ratings could result in an increase in costs for the credit facilities. Accordingly, we believe a ratings downgrade of RGA, or of our affiliates, could have a negative effect on our ability to conduct business.

We cannot assure you that any action taken by our ratings agencies would not result in a material adverse effect on our business and results of operations. In addition, it is unclear what effect, if any, a ratings change would have on the price of our securities in the secondary market.

The recent tax-free distribution of our capital stock by our former majority shareholder, MetLife, could result in potentially significant limitations on the ability of RGA to execute certain aspects of its business plan and could potentially result in significant tax-related liabilities to RGA.

In connection with the recent distribution, or “split-off,” of our capital stock by our former majority shareholder, MetLife, Inc., or “MetLife,” MetLife and RGA have agreed to certain tax-related restrictions and indemnities set forth in a recapitalization and distribution agreement dated as of June 1, 2008. Under that agreement, we may be restricted or deterred from (i) redeeming or purchasing our stock in excess of certain agreed-upon amounts, (ii) issuing any equity securities in excess of certain agreed upon amounts, or (iii) taking any other action that would be inconsistent with the representations and warranties made in connection with the IRS ruling and the tax opinion (as those terms are defined in the agreement). Except in specified circumstances, we have agreed to indemnify MetLife for taxes and tax-related losses it incurs as a result of the divestiture failing to qualify as tax-free, if the taxes and related losses are attributable solely to any breach of, or inaccuracy in, any representation, covenant or obligation of RGA under the recapitalization and distribution agreement or that will be made in connection with the tax opinion. This indemnity could result in significant liabilities to RGA.

MetLife’s recent divestiture of most of its stake in RGA may be taxable to MetLife if there is an acquisition of 50% or more of the outstanding common stock of MetLife or RGA and may result in indemnification obligations from RGA to MetLife.

Even if the recent divestiture by MetLife otherwise qualifies as tax-free under Section 355 of the Internal Revenue Code of 1986, or the “Internal Revenue Code,” the divestiture would result in significant U.S. federal income tax liabilities to MetLife (but not MetLife stockholders), if there is an acquisition of stock of MetLife or RGA as part of a plan or series of related transactions that includes the divestiture and that results in an acquisition of 50% or more of the outstanding common stock of MetLife or RGA (by vote or value).

For purposes of determining whether the divestiture is disqualified as tax-free to MetLife under the rules described in the preceding paragraph, current tax law generally creates a presumption that any acquisitions of the stock of MetLife or RGA within two years before or after the divestiture are presumed to be part of a plan, although the parties may be able to rebut that presumption. The process for determining whether a prohibited change in control has occurred under the rules is complex, inherently factual and subject to interpretation of the facts and circumstances of a particular case. If MetLife or RGA does not carefully monitor its compliance with these rules, it might inadvertently cause or permit a prohibited change in the ownership of MetLife or RGA to occur, thereby triggering tax to MetLife, which could have a material adverse effect. If the divestiture is determined to be taxable to MetLife, MetLife would recognize gain equal to the excess of the fair market value of the RGA Class B common stock held by it immediately before the completion of the divestiture over MetLife’s tax basis therein. In certain specified circumstances, RGA has agreed to indemnify MetLife for taxes resulting from such a 50% or greater change in RGA’s stock ownership.

The acquisition restrictions contained in our articles of incorporation and our Section 382 shareholder rights plan, which are intended to help preserve RGA and its subsidiaries’ NOLs and other tax attributes, may not be effective or may have unintended negative effects.

We have recognized and may continue to recognize substantial net operating losses for U.S. federal income tax purposes, and under the Internal Revenue Code, we may “carry forward” these NOLs, in certain circumstances to offset any current and future taxable income and thus reduce our federal income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs do not otherwise become limited, we believe that we will be able to carry forward a substantial amount of NOLs and, therefore, these NOLs are a substantial asset to RGA. However, if RGA and its subsidiaries experience an “ownership change,” as defined in Section 382 of the Internal Revenue Code and related Treasury regulations, their ability to use the NOLs could be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which consequently could significantly impair the value of that asset.

To reduce the likelihood of an ownership change, in light of MetLife’s recent divestiture of most of its RGA stock, we have established acquisition restrictions in our articles of incorporation and our board of directors adopted a Section 382 shareholder rights plan. The Section 382 shareholder rights plan is designed to protect shareholder value by attempting to protect against a limitation on the ability of RGA and its subsidiaries to use their existing NOLs and other tax attributes. The acquisition restrictions in our articles of incorporation are also intended to restrict certain acquisitions of RGA stock to help preserve the ability of RGA and its subsidiaries to utilize their NOLs and other tax attributes by avoiding the limitations imposed by Section 382 of the Internal Revenue Code and the related Treasury regulations. The acquisition restrictions and the Section 382 shareholder rights plan are generally designed to restrict or deter direct and indirect acquisitions of RGA stock if such acquisition would result in an RGA shareholder becoming a 5-percent shareholder or increase the percentage ownership of RGA stock that is treated as owned by an existing 5-percent shareholder.

Although the acquisition restrictions and the Section 382 shareholder rights plan are intended to reduce the likelihood of an ownership change that could adversely affect RGA and its subsidiaries, we can give no assurance that such restrictions would prevent all transfers that could result in such an ownership change. In particular, we have been advised by our counsel that, absent a court determination, there can be no assurance that the acquisition restrictions will be enforceable against all of the RGA shareholders, and that they may be subject to challenge on equitable grounds. In particular, it is possible that the acquisition restrictions may not be enforceable against the RGA shareholders who voted against or abstained from voting on the restrictions at our recent special meeting of shareholders or who do not have notice of the restrictions at the time when they subsequently acquire their shares.

Further, as described in “Description of Capital Stock of RGA — Section 382 Shareholder Rights Plan,” the acquisition restrictions and Section 382 shareholder rights plan did not apply to, among others, any Class B common stock acquired by any person in the split-off. Accordingly, the acquisition restrictions and Section 382 shareholder rights plan may not prevent an ownership change in connection with the divestiture.

Moreover, under certain circumstances, our board of directors may determine it is in the best interest of RGA and its shareholders to exempt certain 5-percent shareholders from the operation of the Section 382 shareholder rights plan, in light of the provisions of the recapitalization and distribution agreement. After the split-off by MetLife, we may, under certain circumstances, incur significant indemnification obligations under the recapitalization and distribution agreement in the event that the Section 382 shareholder rights plan is triggered following the split-off in a manner that would result in MetLife’s divestiture failing to qualify as tax-free. Accordingly, our board of directors may determine that the consequences of enforcing the Section 382 shareholder rights plan and enhancing its deterrent effect by not exempting a 5-percent shareholder in order to provide protection to RGA’s and its subsidiaries’ NOLs and other tax attributes, are more adverse to RGA and its shareholders.

The acquisition restrictions and Section 382 shareholder rights plan also require any person attempting to become a holder of 5% or more (by value) of RGA stock, as determined under the Internal Revenue Code, to seek the approval of our board of directors. This may have an unintended “anti-takeover” effect because our board of directors may be able to prevent any future takeover. Similarly, any limits on the amount of stock that a shareholder may own could have the effect of making it more difficult for shareholders to replace current management. Additionally, because the acquisition restrictions and Section 382 shareholder rights plan have the effect of restricting a shareholder’s ability to dispose of or acquire RGA stock, the liquidity and market value of RGA stock might suffer. The acquisition restrictions and the Section 382 shareholder rights plan will remain in effect for the “restriction period,” which is until the earlier of (a) September 13, 2011, or (b) such other date as our board of directors in good faith determines that the acquisition restrictions are no longer in the best interests of RGA and its shareholders. The acquisition restrictions may be waived by our board of directors. Shareholders are advised to monitor carefully their ownership of RGA stock and consult their own legal advisors and/or RGA to determine whether their ownership of RGA stock approaches the proscribed level.

We make assumptions when pricing our products relating to mortality, morbidity, lapsation and expenses, and significant deviations in actual experience could negatively affect our financial results.

Our reinsurance contracts expose us to mortality risk, which is the risk that the level of death claims may differ from that which we assumed in pricing our life, critical illness and annuity reinsurance contracts. Some of our reinsurance contracts expose us to morbidity risk, which is the risk that an insured person will become critically ill or disabled. Our risk analysis and underwriting processes are designed with the objective of controlling the quality of the business and establishing appropriate pricing for the risks we assume. Among other things, these processes rely heavily on our underwriting, our analysis of mortality and morbidity trends, lapse rates, expenses and our understanding of medical impairments and their effect on mortality or morbidity.

We expect mortality, morbidity and lapse experience to fluctuate somewhat from period to period, but believe they should remain fairly constant over the long term. Mortality, morbidity or lapse experience that is less favorable than the mortality, morbidity or lapse rates that we used in pricing a reinsurance agreement will negatively affect our net income because the premiums we receive for the risks we assume may not be sufficient to cover the claims and profit margin. Furthermore, even if the total benefits paid over the life of the contract do not exceed the expected amount, unexpected increases in the incidence of deaths or illness can cause us to pay more benefits in a given reporting period than expected, adversely affecting our net income in any particular reporting period. Likewise, adverse experience could impair our ability to offset certain unamortized deferred acquisition costs and adversely affect our net income in any particular reporting period.

RGA is an insurance holding company, and our ability to pay principal, interest and/or dividends on securities is limited.

RGA is an insurance holding company, with our principal assets consisting of the stock of our insurance company subsidiaries, and substantially all of our income is derived from those subsidiaries. Our ability to pay principal and interest on any debt securities or dividends on any preferred or common stock depends in part on the ability of our insurance company subsidiaries, our principal sources of cash flow, to declare and distribute dividends or to advance money to RGA. We are not permitted to pay common stock dividends or make payments of interest or principal on securities which rank equal or junior to our subordinated debentures, until we pay any accrued and unpaid interest on our subordinated debentures. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to us. As of December 31, 2007, the amount of dividends that may be paid to us by those subsidiaries, without prior approval from regulators, was estimated at $270.3 million. Covenants contained in some of our debt agreements and regulations relating to capital requirements affecting some of our more significant subsidiaries also restrict the ability of certain subsidiaries to pay dividends and other distributions and make loans to us. In addition, we cannot assure you that more stringent dividend restrictions will not be adopted, as discussed below under “— Our insurance subsidiaries are highly regulated, and changes in these regulations could negatively affect our business.”

As a result of our insurance holding company structure, in the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of one of our reinsurance subsidiaries, all creditors of that subsidiary would be entitled to payment in full out of the assets of such subsidiary before we, as shareholder, would be entitled to any payment. Our subsidiaries would have to pay their direct creditors in full before our creditors, including holders of any class of common stock, preferred stock or debt securities of RGA, could receive any payment from the assets of such subsidiaries.

If our investment strategy is not successful, we could suffer unexpected losses.

The success of our investment strategy is crucial to the success of our business. In particular, we structure our investments to match our anticipated liabilities under reinsurance treaties to the extent we believe necessary. If our calculations with respect to these reinsurance liabilities are incorrect, or if we improperly structure our investments to match such liabilities, we could be forced to liquidate investments prior to maturity at a significant loss.

Our investment guidelines also permit us to invest up to 5% of our investment portfolio in non-investment grade fixed maturity securities. While any investment carries some risk, the risks associated with lower-rated securities are greater than the risks associated with investment grade securities. The risk of loss of principal or interest through default is greater because lower-rated securities are usually unsecured and are often subordinated to an issuer’s other obligations. Additionally, the issuers of these securities frequently have high debt levels and are thus more sensitive to difficult economic conditions, individual corporate developments and rising interest rates which could impair an issuer’s capacity or willingness to meet its financial commitment on such lower-rated securities. As a result, the market price of these securities may be quite volatile, and the risk of loss is greater.

The success of any investment activity is affected by general economic conditions, which may adversely affect the markets for interest-rate-sensitive securities and equity securities, including the level and volatility of interest rates and the extent and timing of investor participation in such markets. Unexpected volatility or illiquidity in the markets in which we directly or indirectly hold positions could adversely affect us.

The occurrence of various events may adversely affect the ability of RGA and its subsidiaries to fully utilize their net operating losses and other tax attributes.

RGA and its subsidiaries have a substantial amount of net operating losses, or “NOLs,” and other tax attributes, for U.S. federal income tax purposes, that are available both currently and in the future to offset taxable income and gains. Events outside of our control, such as certain acquisitions and dispositions of Class A common stock and Class B common stock, may cause RGA (and, consequently, its subsidiaries) to experience an “ownership change” under Section 382 of the Internal Revenue Code and the related Treasury regulations, and limit the ability of RGA and its subsidiaries to utilize fully such NOLs and other tax attributes. Moreover, the MetLife split-off will increase the likelihood of RGA experiencing such an ownership change.

In general, an ownership change occurs when, as of any testing date, the percentage of stock of a corporation owned by one or more “5-percent shareholders,” as defined in the Internal Revenue Code and the related Treasury regulations, has increased by more than 50 percentage points over the lowest percentage of stock of the corporation owned by such shareholders at any time during the three-year period preceding such date. In general, persons who own 5% or more (by value) of a corporation’s stock are 5-percent shareholders, and all other persons who own less than 5% (by value) of a corporation’s stock are treated, together, as a single, public group 5-percent shareholder, regardless of whether they own an aggregate of 5% or more (by value) of a corporation’s stock. If a corporation experiences an ownership change, it is generally subject to an annual limitation, which limits its ability to use its NOLs and other tax attributes to an amount equal to the equity value of the corporation multiplied by the federal long term tax-exempt rate.

If we were to experience an ownership change, we could potentially have in the future higher U.S. federal income tax liabilities than we would otherwise have had and it may also result in certain other adverse consequences to RGA. In this connection, we have adopted the Section 382 shareholder rights plan and the acquisition restrictions set forth in Article Fourteen to our articles of incorporation (described in “Description of Capital Stock of RGA”), in order to reduce the likelihood that RGA and its subsidiaries will experience an ownership change under Section 382 of the Internal Revenue Code. There can be no assurance, however, that these efforts will prevent the MetLife split-off, together with certain other transactions involving our stock, from causing us to experience an ownership change and the adverse consequences that may arise therefrom, as described above under “— The acquisition restrictions contained in our articles of incorporation and our Section 382 shareholder rights plan, which are intended to help preserve RGA and its subsidiaries’ NOLs and other tax attributes, may not be effective or may have unintended negative effects.”

Interest rate fluctuations could negatively affect the income we derive from the difference between the interest rates we earn on our investments and interest we pay under our reinsurance contracts.

Significant changes in interest rates expose reinsurance companies to the risk of reduced investment income or actual losses based on the difference between the interest rates earned on investments and the credited interest rates paid on outstanding reinsurance contracts. Both rising and declining interest rates can negatively affect the income we derive from these interest rate spreads. During periods of rising interest rates, we may be contractually obligated to increase the crediting rates on our reinsurance contracts that have cash values. However, we may not have the ability to immediately acquire investments with interest rates sufficient to offset the increased crediting rates on our reinsurance contracts. During periods of falling interest rates, our investment earnings will be lower because new investments in fixed maturity securities will likely bear lower interest rates. We may not be able to fully offset the decline in investment earnings with lower crediting rates on underlying annuity products related to certain of our reinsurance contracts. While we develop and maintain asset/liability management programs and procedures designed to reduce the volatility of our income when interest rates are rising or falling, we cannot assure you that changes in interest rates will not affect our interest rate spreads.

Changes in interest rates may also affect our business in other ways. Lower interest rates may result in lower sales of certain insurance and investment products of our customers, which would reduce the demand for our reinsurance of these products.

Natural disasters, catastrophes, and disasters caused by humans, including the threat of terrorist attacks and related events, epidemics and pandemics may adversely affect our business and results of operations.

Natural disasters and terrorist attacks, as well as epidemics and pandemics, can adversely affect our business and results of operations because they accelerate mortality and morbidity risk. Terrorist attacks on the United States and in other parts of the world and the threat of future attacks could have a negative effect on our business.

We believe our reinsurance programs are sufficient to reasonably limit our net losses for individual life claims relating to potential future natural disasters and terrorist attacks. However, the consequences of further natural disasters, terrorist attacks, armed conflicts, epidemics and pandemics are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business.

We operate in a highly competitive industry, which could limit our ability to gain or maintain market share.

The reinsurance industry is highly competitive, and we encounter significant competition in all lines of business from other reinsurance companies, as well as competition from other providers of financial services. Our competitors vary by geographic market. We believe our primary competitors in the North American life reinsurance market are currently the following, or their affiliates: Transamerica Occidental Life Insurance Company, a subsidiary of Aegon, N.V., Swiss Re Life of America and Munich American Reinsurance Company. We believe our primary competitors in the international life reinsurance markets are Swiss Re Life and Health Ltd., General Re, Munich Reinsurance Company, Hannover Reinsurance and SCOR Global Reinsurance. Many of our competitors have greater financial resources than we do. Our ability to compete depends on, among other things, our ability to maintain strong financial strength ratings from rating agencies, pricing and other terms and conditions of reinsurance agreements, and our reputation, service, and experience in the types of business that we underwrite. However, competition from other reinsurers could adversely affect our competitive position.

Our target market is large life insurers. We compete based on the strength of our underwriting operations, insights on mortality trends based on our large book of business, and responsive service. We believe our quick response time to client requests for individual underwriting quotes and our underwriting expertise are important elements to our strategy and lead to other business opportunities with our clients. Our business will be adversely affected if we are unable to maintain these competitive advantages or if our international strategy is not successful.

Tax law changes or a prolonged economic downturn could reduce the demand for some insurance products, which could adversely affect our business.

Under the Internal Revenue Code, income tax payable by policyholders on investment earnings is deferred during the accumulation period of some life insurance and annuity products. To the extent that the Internal Revenue Code is revised to reduce the tax-deferred status of life insurance and annuity products, or to increase the tax-deferred status of competing products, all life insurance companies would be adversely affected with respect to their ability to sell such products, and, depending on grandfathering provisions, by the surrenders of existing annuity contracts and life insurance policies. In addition, life insurance products are often used to fund estate tax obligations. Congress has adopted legislation to reduce, and ultimately eliminate, the estate tax. Under this legislation, our U.S. life insurance company customers will face reduced demand for some of their life insurance products, which in turn could negatively affect our reinsurance business. We cannot predict what future tax initiatives may be proposed and enacted that could affect us.

In addition, a general economic downturn or a downturn in the equity and other capital markets could adversely affect the market for many annuity and life insurance products. Because we obtain substantially all of our revenues through reinsurance arrangements that cover a portfolio of life insurance products, as well as annuities, our business would be harmed if the market for annuities or life insurance were adversely affected. In addition, the market for annuity reinsurance products is currently not well developed, and we cannot assure you that such market will develop in the future.

The availability and cost of collateral, including letters of credit, asset trusts and other credit facilities, could adversely affect our financial condition, operating costs, and new business volume.

Regulatory requirements in various jurisdictions in which we operate may be significantly higher than the reserves required under GAAP. Accordingly, we reinsure, or retrocede, business to affiliated and unaffiliated reinsurers to reduce the amount of regulatory reserves and capital we are required to hold in certain jurisdictions. A regulation in the U.S., commonly referred to as Regulation XXX, has significantly increased the level of regulatory, or statutory, reserves that U.S. life insurance and life reinsurance companies must hold on their statutory financial statements for various types of life insurance business, primarily certain level term life products. The reserve levels required under Regulation XXX increase over time and are normally in excess of reserves required under GAAP. The degree to which these reserves will increase and the ultimate level of reserves will depend upon the mix of our business and future production levels in the United States. Based on the assumed rate of growth in our current business plan, and the increasing level of regulatory reserves associated with some of this business, we expect the amount of required regulatory reserves to grow significantly.

In order to reduce the effect of Regulation XXX, our principal U.S. operating subsidiary, RGA Reinsurance, has retroceded Regulation XXX-related reserves to affiliated and unaffiliated reinsurers. Additionally, some of our reinsurance subsidiaries in other jurisdictions enter into various reinsurance arrangements with affiliated and unaffiliated reinsurers from time to time in order to reduce their statutory capital and reserve requirements. As a general matter, for us to reduce regulatory reserves on business that we retrocede, the affiliated or unaffiliated reinsurer must provide an equal amount of collateral. Such collateral may be provided through a capital markets securitization, in the form of a letter of credit from a commercial bank or through the placement of assets in trust for our benefit.

In connection with these reserve requirements, we face the following risks:

•	The availability of collateral and the related cost of such collateral in the future could affect the type and volume of business we reinsure and could increase our costs.

•	We may need to raise additional capital to support higher regulatory reserves, which could increase our overall cost of capital.

•	If we, or our retrocessionaires, are unable to obtain or provide sufficient collateral to support our statutory ceded reserves, we may be required to increase regulatory reserves. In turn, this reserve increase could significantly reduce our statutory capital levels and adversely affect our ability to satisfy required regulatory capital levels that apply to us, unless we are able to raise additional capital to contribute to our operating subsidiaries.

•	Because term life insurance is a particularly price-sensitive product, any increase in insurance premiums charged on these products by life insurance companies, in order to compensate them for the increased statutory reserve requirements or higher costs of insurance they face, may result in a significant loss of volume in their life insurance operations, which could, in turn, adversely affect our life reinsurance operations.

We cannot assure you that we will be able to implement actions to mitigate the effect of increasing regulatory reserve requirements.

We could be forced to sell investments at a loss to cover policyholder withdrawals, recaptures of reinsurance treaties or other events.

Some of the products offered by our insurance company customers allow policyholders and contract holders to withdraw their funds under defined circumstances. Our reinsurance subsidiaries manage their liabilities and configure their investment portfolios so as to provide and maintain sufficient liquidity to support anticipated withdrawal demands and contract benefits and maturities under reinsurance treaties with these customers. While our reinsurance subsidiaries own a significant amount of liquid assets, a portion of their assets are relatively illiquid. Unanticipated withdrawal or surrender activity could, under some circumstances, require our reinsurance subsidiaries to dispose of assets on unfavorable terms, which could have an adverse effect on us. Reinsurance agreements may provide for recapture rights on the part of our insurance company customers. Recapture rights permit these customers to reassume all or a portion of the risk formerly ceded to us after an agreed upon time, usually ten years, subject to various conditions.

Recapture of business previously ceded does not affect premiums ceded prior to the recapture, but may result in immediate payments to our insurance company customers and a charge for costs that we deferred when we acquired the business but are unable to recover upon recapture. Under some circumstances, payments to our insurance company customers could require our reinsurance subsidiaries to dispose of assets on unfavorable terms.

Our reinsurance subsidiaries are highly regulated, and changes in these regulations could negatively affect our business.

Our reinsurance subsidiaries are subject to government regulation in each of the jurisdictions in which they are licensed or authorized to do business. Governmental agencies have broad administrative power to regulate many aspects of the insurance business, which may include premium rates, marketing practices, advertising, policy forms, and capital adequacy. These agencies are concerned primarily with the protection of policyholders rather than shareholders or holders of debt securities. Moreover, insurance laws and regulations, among other things, establish minimum capital requirements and limit the amount of dividends, tax distributions, and other payments our reinsurance subsidiaries can make without prior regulatory approval, and impose restrictions on the amount and type of investments we may hold. The State of Missouri also regulates RGA as an insurance holding company.

Recently, insurance regulators have increased their scrutiny of the insurance regulatory framework in the United States and some state legislatures have considered or enacted laws that alter, and in many cases increase, state authority to regulate insurance holding companies and insurance companies. In light of recent legislative developments, the National Association of Insurance Commissioners, or “NAIC”, and state insurance regulators have begun re-examining existing laws and regulations, specifically focusing on insurance company investments and solvency issues, guidelines imposing minimum capital requirements based on business levels and asset mix, interpretations of existing laws, the development of new laws, the implementation of non-statutory guidelines, and the definition of extraordinary dividends, including a more stringent standard for allowance of extraordinary dividends. We are unable to predict whether, when or in what form the State of Missouri will enact a new measure for extraordinary dividends, and we cannot assure you that more stringent restrictions will not be adopted from time to time in other jurisdictions in which our reinsurance subsidiaries are domiciled, which could, under certain circumstances, significantly reduce dividends or other amounts payable to us by our subsidiaries unless they obtain approval from insurance regulatory authorities. We cannot predict the effect that any NAIC recommendations or proposed or future legislation or rule-making in the United States or elsewhere may have on our financial condition or operations.

We are exposed to foreign currency risk.

We are a multi-national company with operations in numerous countries and, as a result, are exposed to foreign currency risk to the extent that exchange rates of foreign currencies are subject to adverse change over time. The U.S. dollar value of our net investments in foreign operations, our foreign currency transaction settlements and the periodic conversion of the foreign-denominated earnings to U.S. dollars (our reporting currency) are each subject to adverse foreign exchange rate movements. Approximately 42% of our revenues and 32% of our fixed maturity securities available for sale were denominated in currencies other than the U.S. dollar as of and for the six months ended June 30, 2008.

Acquisitions and significant transactions involve varying degrees of inherent risk that could affect our profitability.

We have made, and may in the future make, strategic acquisitions, either of selected blocks of business or other companies. Acquisitions may expose us to operational challenges and various risks, including:

•	the ability to integrate the acquired business operations and data with our systems;

•	the availability of funding sufficient to meet increased capital needs;

•	the ability to hire management personnel required for expanded operations;

•	the ability to fund cash flow shortages that may occur if anticipated revenues are not realized or are delayed, whether by general economic or market conditions or unforeseen internal difficulties; and

•	the possibility that the value of investments acquired in an acquisition, may be lower than expected or may diminish due to credit defaults or changes in interest rates and that liabilities assumed may be greater than expected (due to, among other factors, less favorable than expected mortality or morbidity experience).

A failure to successfully manage the operational challenges and risks associated with or resulting from significant transactions, including acquisitions, could adversely affect our financial condition or results of operations.

We depend on the performance of others, and their failure to perform in a satisfactory manner would negatively affect us.

In the normal course of business, we seek to limit our exposure to losses from our reinsurance contracts by ceding a portion of the reinsurance to other insurance enterprises or retrocessionaires. We cannot assure you that these insurance enterprises or retrocessionaires will be able to fulfill their obligations to us. As of December 31, 2007, the reinsurers participating in our retrocession facilities that have been reviewed by A.M. Best Company, were rated “A−”, the fourth highest rating out of fifteen possible ratings, or better. We are also subject to the risk that our clients will be unable to fulfill their obligations to us under our reinsurance agreements with them.

We rely upon our insurance company clients to provide timely, accurate information. We may experience volatility in our earnings as a result of erroneous or untimely reporting from our clients. We work closely with our clients and monitor their reporting to minimize this risk. We also rely on original underwriting decisions made by our clients. We cannot assure you that these processes or those of our clients will adequately control business quality or establish appropriate pricing.

For some reinsurance agreements, the ceding company withholds and legally owns and manages assets equal to the net statutory reserves, and we reflect these assets as funds withheld at interest on our balance sheet. In the event that a ceding company were to become insolvent, we would need to assert a claim on the assets supporting our reserve liabilities. We attempt to mitigate our risk of loss by offsetting amounts for claims or allowances that we owe the ceding company with amounts that the ceding company owes to us. We are subject to the investment performance on the withheld assets, although we do not directly control them. We help to set, and monitor compliance with, the investment guidelines followed by these ceding companies. However, to the extent that such investment guidelines are not appropriate, or to the extent that the ceding companies do not adhere to such guidelines, our risk of loss could increase, which could materially adversely affect our financial condition and results of operations. During 2007, interest earned on funds withheld represented 4.8% of our consolidated revenues. Funds withheld at interest totaled $4.8 billion at June 30, 2008 and $4.7 billion as of December 31, 2007.

We use the services of third-party investment managers to manage certain assets where our investment management expertise is limited. We rely on these investment managers to provide investment advice and execute investment transactions that are within our investment policy guidelines. Poor performance on the part of our outside investment managers could negatively affect our financial performance.

As with all financial services companies, our ability to conduct business depends on consumer confidence in the industry and our financial strength. Actions of competitors, and financial difficulties of other companies in the industry, and related adverse publicity, could undermine consumer confidence and harm our reputation.

The occurrence of events unanticipated in our disaster recovery systems and management continuity planning could impair our ability to conduct business effectively.

In the event of a disaster such as a natural catastrophe, an industrial accident, a blackout, a computer virus, a terrorist attack or war, unanticipated problems with our disaster recovery systems could have a material adverse impact on our ability to conduct business and on our results of operations and financial position, particularly if those problems affect our computer-based data processing, transmission, storage and retrieval systems and destroy valuable data. We depend heavily upon computer systems to provide reliable service, data and reports. Despite our implementation of a variety of security measures, our servers could be subject to physical and electronic break-ins, and similar disruptions from unauthorized tampering with our computer systems. In addition, in the event that a significant number of our managers were unavailable in the event of a disaster, our ability to effectively conduct business could be severely compromised. These interruptions also may interfere with our clients’ ability to provide data and other information and our employees’ ability to perform their job responsibilities.

We have risks associated with our international operations.

In 2007, approximately 31.4% of our net premiums and $107.6 million of income from continuing operations before income taxes came from our operations in Europe, South Africa and Asia Pacific. For the first six months of 2008, approximately 33.6% of our net premiums and $62.9 million of income from continuing operations before income taxes came from international operations. One of our strategies is to grow these international operations. International operations subject us to various inherent risks. In addition to the regulatory and foreign currency risks identified above, other risks include the following:

•	managing the growth of these operations effectively, particularly given the recent rates of growth;

•	changes in mortality and morbidity experience and the supply and demand for our products that are specific to these markets and that may be difficult to anticipate;

•	political and economic instability in the regions of the world where we operate;

•	uncertainty arising out of foreign government sovereignty over our international operations; and

•	potentially uncertain or adverse tax consequences, including regarding the repatriation of earnings from our non-U.S. subsidiaries.

We cannot assure you that we will be able to manage these risks effectively or that they will not have an adverse effect on our business, financial condition or results of operations.

Risks Related to Ownership of Our Class A Common Stock or Common Stock

The right of the holders of RGA Class A common stock to elect up to 20% of RGA’s directors will be subject to RGA’s existing shareholder nomination procedures, and such directors will act as fiduciaries for all of the RGA shareholders, which factors may diminish the value and effectiveness of the RGA Class A voting rights.

The holders of Class A common stock have the right to elect up to 20% of the members of our board of directors. Currently, our board of directors consists of five members. Therefore, the holders of Class A common stock have the right to elect one member of our board of directors, whom we refer to as an “RGA

Class A director.” The initial RGA Class A director is J. Cliff Eason, who has been designated to serve as the initial RGA Class A director by a majority of the members of our board of directors for a term that commenced on September 12, 2008 and will end on the third annual meeting of RGA shareholders thereafter or until his successor is duly elected and qualified. In the future, nominations of persons who are to stand for election as RGA Class A directors will be made by the board of directors upon the recommendation of the nominating committee of our board of directors or by a shareholder entitled to vote for the election of such directors. Our articles of incorporation impose significant limitations on the ability of the RGA shareholders to nominate directors, including a 60-to-90 day advance notice requirement for nominations for election at an annual meeting. In addition, we believe that, under Missouri law, a Class A director owes fiduciary duties to RGA and all of RGA’s shareholders, and accordingly does not act as an exclusive representative of the holders of Class A common stock. These factors may tend to diminish the value and effectiveness of the class voting rights of the holders of Class A common stock.

The Class B common stock controls the election of at least 80% of RGA’s directors, which may render RGA more vulnerable to unsolicited takeover bids, including bids that unfairly discriminate between classes of RGA shareholders.

Holders of Class B common stock are entitled to elect at least 80% of our board of directors. If any person or group of persons acquires the ability to control the voting of the outstanding shares of Class B common stock, that person or group will be able to obtain control of RGA. This would also have negative consequences under some of our agreements. The existence and issuance of the Class B common stock could render RGA more susceptible to unsolicited takeover bids from third parties. In particular, an unsolicited third party may be willing to pay a premium for shares of Class B common stock not offered to holders of shares of Class A common stock.

The risk of an unsolicited takeover attempt may be mitigated in part by provisions of our articles of incorporation that make it more difficult for third parties to gain control of our board of directors, including through the acquisition of a controlling block of shares of Class B common stock. For example, the limitations on voting power of Class B holders may have the effect of discouraging unsolicited takeover attempts as discussed under the caption “Description of Capital Stock of RGA.” Our articles of incorporation, however, do not provide an absolute deterrent against unsolicited takeover attempts. For example, an unsolicited acquirer may condition its takeover proposal on acquiring all, but not less than all, of the outstanding shares of Class B common stock. Notwithstanding the Class B voting limitation, there would be no other holder of Class B common stock to vote against the acquirer. If the unsolicited acquirer were successful in acquiring all outstanding shares of Class B common stock, it would then be able to control the election of Class B directors at each annual meeting of shareholders. See “Description of Capital Stock of RGA — Anti-Takeover Provisions in the RGA Articles of Incorporation and Bylaws.”

Class A common stock and Class B common stock may remain as separate classes for an indefinite period of time.

We currently expect that our board of directors will consider a proposal to convert the Class B common stock into Class A common stock on a one-for-one basis (which is referred to as the “conversion”), and to submit such a proposal to our shareholders.

However, there is no binding commitment by our board of directors to, and there can be no assurance that our board of directors will, consider the issue or resolve to submit such a proposal to our shareholders. If submitted, there can be no assurance that our shareholders would approve such a conversion. Accordingly, the two classes of common stock may remain outstanding as separate classes for an indefinite period of time.

Since each class of common stock, voting separately, would need to approve the conversion, it is possible that the proposal would fail because of opposition from holders of either class of common stock. Depending on the facts and circumstances at the time a conversion is considered, including, among other things, trading volumes and prices of the separate classes, it is possible that holders of either class may view the benefits and detriments of a conversion differently.

We may not pay dividends on our Class A and Class B common stock.

Our shareholders may not receive future dividends. Historically, we have paid quarterly dividends ranging from $0.027 per share in 1993 to $0.09 per share in 2008 to date. All future payments of dividends, however, are at the discretion of our board of directors and will depend on our earnings, capital requirements, insurance regulatory conditions, operating conditions, and such other factors as our board of directors may deem relevant. The amount of dividends that we can pay will depend in part on the operations of our reinsurance subsidiaries. Under certain circumstances, we may be contractually prohibited from paying dividends on our Class A and Class B common stock due to restrictions in certain debt and trust preferred securities.

RGA’s anti-takeover provisions may delay or prevent a change in control of RGA, which could adversely affect the price of our Class A and Class B common stock.

Certain provisions in our articles of incorporation and bylaws, as well as Missouri law, may delay or prevent a change of control of RGA, which could adversely affect the prices of Class B common stock and/or Class A common stock. Our articles of incorporation and bylaws contain some provisions that may make the acquisition of control of RGA without the approval of our board of directors more difficult, including provisions relating to the nomination, election and removal of directors, the structure of the board of directors and limitations on actions by our shareholders. In addition, Missouri law also imposes some restrictions on mergers and other business combinations between RGA and holders of 20% or more of our outstanding common stock.

Furthermore, our articles of incorporation limit the voting right in any vote to elect or remove directors, of any holder of more than 15% of the outstanding Class B common stock to 15% of the outstanding Class B common stock; provided, that, if such holder also has in excess of 15% of the Class A common stock, such holder of Class B common stock may exercise voting power of the Class B common stock in excess of 15% to the extent that such holder has an equivalent percentage of shares of Class A common stock. Furthermore, our articles of incorporation are intended to limit stock ownership of RGA stock (other than shares acquired through the divestiture by MetLife or other exempted transactions) to less than 5% of the value of the aggregate outstanding shares of RGA stock during the restriction period. We have also adopted a Section 382 shareholder rights plan designed to deter shareholders from becoming a “5-percent shareholder” (as defined by Section 382 of the Internal Revenue Code and the related Treasury regulations) without the approval of our board of directors. See “Description of Capital Stock of RGA — Section 382 Shareholder Rights Plan” for more information about our Section 382 shareholder rights plan.

Further, our articles of incorporation are intended to limit stock ownership of RGA stock (other than any RGA common stock acquired through the split-off by MetLife or other exempted transactions) to less than 5% of the value of the aggregate outstanding shares of RGA stock during the restriction period. In connection with the split-off by MetLife, we have also adopted a Section 382 shareholder rights plan designed to deter shareholders from becoming a “5-percent shareholder” (as defined by Section 382 of the Internal Revenue Code and the related Treasury regulations) without the approval of our board of directors.

See “Description of Capital Stock of RGA” for a summary of these provisions, which may have unintended anti-takeover effects. These provisions of our articles of incorporation and bylaws and Missouri law may delay or prevent a change in control of RGA, which could adversely affect the price of Class A common stock or Class B common stock.

Future stock sales, including sales by any selling shareholders, may affect the stock price of Class A common stock.

MetLife has retained an approximate 5% interest in RGA through the retention of 3,000,000 shares of Class A common stock. MetLife has agreed, subject to an exception, that during the period commencing on June 1, 2008 and ending on the 60th day following the completion of the split-off on September 12, 2008 (such period is referred to as the “lock-up period”) it will not sell, transfer or otherwise dispose of such shares. MetLife has further agreed that, following the expiration of the lock-up period, it will sell, exchange or otherwise dispose of the recently acquired stock within 60 months from such completion date. Any disposition by MetLife of its remaining shares of Class A common stock could result in a substantial amount of RGA equity securities entering the market, which may adversely affect the price of such Class A common stock.

The market price for our Class A common stock may fluctuate significantly.

The market price for our old common stock had fluctuated, ranging between $40.98 and $59.37 per share for the 52 weeks ended September 12, 2008 and for our Class A common stock, ranging between $44.79 and $58.00 from September 15 through September 23, 2008. The overall market and the price of our Class A common stock or common stock may continue to fluctuate as a result of many factors in addition to those discussed in the preceding risk factors. These factors, some or all of which are beyond our control, include:

•	actual or anticipated fluctuations in our operating results;

•	changes in expectations as to our future financial performance or changes in financial estimates of securities analysts;

•	success of our operating and growth strategies;

•	investor anticipation of strategic and technological threats, whether or not warranted by actual events;

•	operating and stock price performance of other comparable companies; and

•	realization of any of the risks described in these risk factors or those set forth in our most recent Annual Report on Form 10-K or subsequent Quarterly Reports on Form 10-Q.

In addition, the stock market has historically experienced volatility that often has been unrelated or disproportionate to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of Class A common stock or common stock, regardless of our actual operating performance.

It is possible that Class A common stock may trade at a premium or discount to the Class B common stock.

Future sales of our Class A common stock or other securities may dilute the value of the Class A common stock.

Our board of directors has the authority, without action or vote of the shareholders, to issue any or all authorized but unissued shares of our Class A common stock or common stock, including securities convertible into or exchangeable for our Class A common stock or common stock and authorized but unissued shares under our stock option and other equity compensation plans. In the future, we may issue such additional securities, through public or private offerings, in order to raise additional capital. Any such issuance will dilute the percentage ownership of shareholders and may dilute the per share projected earnings or book value of the common stock. In addition, option holders may exercise their options at any time when we would otherwise be able to obtain additional equity capital on more favorable terms.

Limited trading volume of our Class A common stock may contribute to its price volatility.

Our Class A common stock only began trading on the NYSE on September 12, 2008, and we cannot assure you that an active market will develop or be sustained. From September 15, 2008 through September 22, 2008, the average daily trading volume as reported by the NYSE was 807,017 shares. During the twelve months ended September 12, 2008, the average daily trading volume for our former common stock as reported by the NYSE was 186,509 shares. As a result, relatively small trades may have a significant effect on the price of our Class A common stock.

Applicable insurance laws may make it difficult to effect a change of control of RGA.

Before a person can acquire control of a U.S. insurance company, prior written approval must be obtained from the insurance commission of the state where the domestic insurer is domiciled. Missouri insurance laws and regulations provide that no person may acquire control of us, and thus indirect control of our Missouri reinsurance subsidiaries, including RGA Reinsurance Company, unless:

•	such person has provided certain required information to the Missouri Department of Insurance; and

•	such acquisition is approved by the Director of Insurance of the State of Missouri, whom we refer to as the Missouri Director of Insurance, after a public hearing.

Under Missouri insurance laws and regulations, any person acquiring 10% or more of the outstanding voting securities of a corporation, such as our common stock, is presumed to have acquired control of that corporation and its subsidiaries.

Canadian federal insurance laws and regulations provide that no person may directly or indirectly acquire “control” of or a “significant interest” in our Canadian insurance subsidiary, RGA Life Reinsurance Company of Canada, unless:

•	such person has provided information, material and evidence to the Canadian Superintendent of Financial Institutions as required by him, and

•	such acquisition is approved by the Canadian Minister of Finance.

For this purpose, “significant interest” means the direct or indirect beneficial ownership by a person, or group of persons acting in concert, of shares representing 10% or more of a given class, and “control” of an insurance company exists when:

•	a person, or group of persons acting in concert, beneficially owns or controls an entity that beneficially owns securities, such as our common stock, representing more than 50% of the votes entitled to be cast for the election of directors and such votes are sufficient to elect a majority of the directors of the insurance company, or

•	a person has any direct or indirect influence that would result in control in fact of an insurance company.

Prior to granting approval of an application to directly or indirectly acquire control of a domestic or foreign insurer, an insurance regulator may consider such factors as the financial strength of the applicant, the integrity of the applicant’s board of directors and executive officers, the applicant’s plans for the future operations of the domestic insurer and any anti-competitive results that may arise from the consummation of the acquisition of control.

After the divestiture by MetLife, we no longer benefit from MetLife’s stature and industry recognition.

After the divestiture by MetLife, we ceased to be a majority-owned subsidiary of MetLife. MetLife has substantially greater stature and financial resources than RGA. By becoming independent from MetLife, we have lost any positive perceptions from which we may have benefited as a result of being associated with a company of MetLife’s stature and industry recognition.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and RGA Capital Trust III and RGA Capital Trust IV, which we refer to as the “RGA trusts,” filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $700,000,000 or the equivalent of this amount in foreign currencies or foreign currency units. In addition, selling shareholders, if any, may sell some or all of their shares of Class A common stock or common stock in one or more transactions from time to time pursuant to the registration statement of which this prospectus forms a part.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. To the extent any selling shareholders (or their transferees) will use this prospectus in connection with any sales of shares of Class A common stock or common stock, we will provide a prospectus supplement identifying the selling shareholders, their plan of distribution and related information. A prospectus supplement may include a discussion of any risk factors or other specific considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, the documents incorporated by reference therein as described under “Incorporation of Certain Documents by Reference” and additional information described under the heading “Where You Can Find More Information.”

We are not offering the securities in any state where the offer is prohibited.

You should rely only on the information provided in this prospectus, in any prospectus supplement and in any other offering material, including the information incorporated by reference in this prospectus and any prospectus supplement. We have not, and the selling shareholders have not, authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any supplement to this prospectus, or any other offering material is accurate at any date other than the date indicated on the cover page of these documents.

WHERE YOU CAN FIND MORE INFORMATION

RGA is subject to the informational requirements of the Securities Exchange Act of 1934. As a result, RGA files annual, quarterly and special reports, proxy statements and other information with the SEC. Because our Class A common stock and Class B common stock trade on the New York Stock Exchange under the symbol “RGA.A’’ and “RGA.B”, respectively, those materials can also be inspected and copied at the offices of that organization. Here are ways you can review and obtain copies of this information:

What is Available	Where to Get it

Paper copies of information	SEC’s Public Reference Room 100 F. Street, N.E., Room 1580 Washington, D.C. 20549 The New York Stock Exchange 20 Broad Street New York, New York 10005
On-line information, free of charge	SEC’s Internet website at http://www.sec.gov
Information about the SEC’s Public Reference Rooms	Call the SEC at 1-800-SEC-0330

We and the RGA trusts have filed with the SEC a registration statement under the Securities Act of 1933 that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our Internet website, http://www.rgare.com, under “Investor Relations — SEC filings.” Information contained in our Internet website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 1-11848). These documents contain important information about us.

•	Our Annual Report on Form 10-K for the year ended December 31, 2007.

•	Our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2008 and June 30, 2008.

•	Our Current Reports on Form 8-K filed April 17, 2008, June 2, 2008, June 5, 2008, July 21, 2008, August 11, 2008, August 29, 2008, September 5, 2008, September 12, 2008 and September 17, 2008 (other than the portions of those documents not deemed to be filed, except with respect to the Form 8-K filed on September 17, 2008, which shall be incorporated by reference herein).

•	The description of our Class A common stock and associated Series A-1 preferred stock purchase rights contained in our Registration Statement on Form 8-A dated July 17, 2008, as amended on Form 8-A/A dated August 4, 2008, including any other amendments or reports filed for the purpose of updating such description.

•	The information set forth under the captions, “Proposal One: Approval of the Recapitalization and Distribution Agreement — Interests of Certain Persons in the Divestiture,” “The Recapitalization and Distribution Agreement” and “Other Arrangements and Relationships between MetLife and RGA” in our Proxy Statement/Prospectus filed pursuant to Rule 424(b)(3) (Registration No. 333-151390) on August 4, 2008 and deemed filed under Section 14 of the Securities Exchange Act of 1934.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) on or after the date of this prospectus, and the termination of the offering of the securities. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of the registration statement of which this prospectus is a part, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superceded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.

You can obtain any of the documents incorporated by reference in this prospectus from the SEC on its website (http://www.sec.gov). You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Reinsurance Group of America, Incorporated
1370 Timberlake Manor Parkway
Chesterfield, Missouri 63017-6039
Attention: Jack B. Lay
Senior Executive Vice President and Chief Financial Officer
(636) 736-7000

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This document and the documents incorporated by reference into this document contain both historical and forward-looking statements. Forward-looking statements are not based on historical facts, but rather reflect our current expectations, estimates and projections concerning future results and events. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “foresee,” “likely,” “will” or other similar words or phrases. These forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, assumptions and other factors that are difficult to predict and that may cause our actual results, performance or achievements to vary materially from what is expressed in or indicated by such forward-looking statements. We cannot make any assurance that projected results or events will be achieved.

The risk factors set forth above in the section entitled “Risk Factors,” and the matters discussed in RGA’s SEC filings, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which reports are incorporated by reference in this document, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements.

The forward-looking statements included and incorporated by reference in this document are only made as of the date of this document or the respective documents incorporated by reference herein, as applicable, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

See “Risk Factors” and “Where You Can Find More Information.”

Numerous important factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation:

•	adverse changes in mortality, morbidity, lapsation or claims experience;

•	changes in our financial strength and credit ratings or those of MetLife or its subsidiaries, and the effect of such changes on our future results of operations and financial condition;

•	inadequate risk analysis and underwriting;

•	general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets;

•	the availability and cost of collateral necessary for regulatory reserves and capital;

•	market or economic conditions that adversely affect our ability to make timely sales of investment securities;

•	risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes;

•	fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets;

•	adverse litigation or arbitration results;

•	the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business;

•	the stability of and actions by governments and economies in the markets in which we operate;

•	competitive factors and competitors’ responses to our initiatives;

•	the success of our clients;

•	successful execution of our entry into new markets;

•	successful development and introduction of new products and distribution opportunities;

•	our ability to successfully integrate and operate reinsurance businesses that RGA acquires;

•	regulatory action that may be taken by state Departments of Insurance with respect to RGA, or any of its subsidiaries;

•	our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others;

•	the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where we or our clients do business;

•	changes in laws, regulations, and accounting standards applicable to RGA, its subsidiaries, or its business;

•	the effect of our status as an insurance holding company and regulatory restrictions on our ability to pay principal of and interest on its debt obligations; and

•	other risks and uncertainties described in this document, including under the caption “Risk Factors” and in our other filings with the SEC.

INFORMATION ABOUT RGA

We are an insurance holding company that was formed on December 31, 1992. Through our operating subsidiaries, we are primarily engaged in life reinsurance in North America and select international locations. In addition, we provide reinsurance of non-traditional business including asset-intensive products and financial reinsurance. Through a predecessor, we have been engaged in the business of life reinsurance since 1973. As of June 30, 2008, we had approximately $22.4 billion in consolidated assets.

Reinsurance is an arrangement under which an insurance company, the “reinsurer,” agrees to indemnify another insurance company, the “ceding company,” for all or a portion of the insurance risks underwritten by the ceding company. Reinsurance is designed to:

•	reduce the net liability on individual risks, thereby enabling the ceding company to increase the volume of business it can underwrite, as well as increase the maximum risk it can underwrite on a single life or risk;

•	stabilize operating results by leveling fluctuations in the ceding company’s loss experience;

•	assist the ceding company in meeting applicable regulatory requirements; and

•	enhance the ceding company’s financial strength and surplus position.

We are a holding company, the principal assets of which consist of the common stock of our principal operating subsidiaries, RGA Reinsurance and RGA Canada, as well as investments in several other subsidiaries.

We have five main operational segments segregated primarily by geographic region: United States, Canada, Europe and South Africa, Asia Pacific, and Corporate and Other. Our United States operations provide traditional life reinsurance, reinsurance of asset-intensive products and financial reinsurance, primarily to large U.S. life insurance companies. Asset-intensive products include reinsurance of annuities and reinsurance of corporate-owned life insurance. Our Canada operations provide insurers with traditional individual life reinsurance as well as creditor reinsurance, group life and health reinsurance and non-guaranteed critical illness products. Our Europe and South Africa operations provide primarily reinsurance of traditional life products through yearly renewable term and coinsurance agreements and the reinsurance of critical illness coverage that provides a benefit in the event of the diagnosis of a pre-defined critical illness. Our Asia Pacific operations provide life, critical illness, disability income, superannuation, and non-traditional reinsurance. Superannuation is the Australian government mandated compulsory retirement savings program. Superannuation funds accumulate retirement funds for employees, and in addition, offer life and disability insurance coverage. Corporate and Other operations include investment income from invested assets not allocated to support segment operations and undeployed proceeds from our capital raising efforts, unallocated realized investment gains and losses, and the results of RGA Technology Partners, a wholly-owned subsidiary that develops and markets technology solutions for the insurance industry, and the Argentine privatized pension business, which is currently in run-off, the investment income and expense associated with our collateral finance facility and an insignificant amount of direct insurance operations in Argentina.

Our executive office is located at 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039, and its telephone number is (636) 736-7000.

In this prospectus, “we,” “us,” “our,” the “Company” and “RGA” refer to Reinsurance Group of America, Incorporated.

This prospectus provides you with a general description of the securities we, the RGA trusts or selling shareholders, if any, may offer. Each time we or either of the RGA trusts or any selling shareholders sell securities, we will provide a prospectus supplement or other offering material that will contain specific information about the terms of that offering. We will file each prospectus supplement with the SEC. The prospectus supplement or other offering material may also add, update or supplement information contained in this prospectus. You should read both this prospectus, any prospectus supplement and any other offering material, together with additional information described under the heading “Where You Can Find More Information” on page 16.

INFORMATION ABOUT THE RGA TRUSTS

Each of the RGA trusts is a statutory trust formed under Delaware law. Each RGA trust exists for the exclusive purposes of:

•	issuing and selling its preferred securities and common securities;

•	using the proceeds from the sale of its preferred securities and common securities to acquire RGA’s junior subordinated debt securities; and

•	engaging in only those other activities that are related to those purposes.

All of the common securities of each trust will be directly or indirectly owned by RGA. The common securities will rank equally, and payments will be made proportionally, with the preferred securities. However, if an event of default under the amended and restated trust agreement of the respective RGA trust has occurred and is continuing, the cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinated to the preferred securities in right of payment. We will directly or indirectly acquire common securities in an amount equal to at least 3% of the total capital of each RGA trust. The preferred securities will represent the remaining 97% of such trusts’ capital.

RGA will guarantee the preferred securities of each RGA trust as described later in this prospectus.

Unless otherwise specified in the applicable prospectus supplement or other offering material, each RGA trust has a term of up to 55 years but may terminate earlier, as provided in its amended and restated trust agreement. Each RGA trust’s business and affairs will be conducted by the trustees appointed by us. According to the amended and restated trust agreement of each RGA trust, as the holder of all of the common securities of an RGA trust, we can increase or decrease the number of trustees of each trust, subject to the requirement under Delaware law that there be a trustee in the State of Delaware and to the provisions of the Trust Indenture Act of 1939. The amended and restated trust agreement will set forth the duties and obligations of the trustees. A majority of the trustees of each RGA trust will be employees or officers of or persons who are affiliated with RGA, whom we refer to as “administrative trustees.”

One trustee of each RGA trust will be an institution, which we refer to as the “property trustee,” that is not affiliated with RGA and has a minimum amount of combined capital and surplus of not less than $50,000,000, which will act as property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act of 1939, under the terms of the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, the property trustee will maintain exclusive control of a segregated, non-interest bearing “payment account” established with The Bank of New York to hold all payments made on the junior subordinated debt securities for the benefit of the holders of the trust securities of each RGA trust. In addition, unless the property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one trustee of each RGA trust will be an institution having a principal place of business in, or a natural person resident of, the State of Delaware, which we refer to as the “Delaware trustee.” As the direct or indirect holder of all of the common securities, RGA will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of each RGA trust, except that if an event of default under the junior subordinated indenture has occurred and is continuing, only the holders of preferred securities may remove the Delaware trustee or the property trustee. RGA will pay all fees and expenses related to the RGA trust and the offering of the preferred securities and the common securities.

Unless otherwise specified in the applicable prospectus supplement or other offering material, the property trustee for each RGA trust will be The Bank of New York Mellon Trust Company, N.A. as successor to The Bank of New York. Unless otherwise specified in the applicable prospectus supplement, the Delaware trustee for each RGA trust will be BNY Mellon Trust of Delaware, an affiliate of The Bank of New York, and its address in the state of Delaware is White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of each RGA trust is c/o Reinsurance Group of America, Incorporated, 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039, telephone (636) 736-7000.

The RGA trusts will not have separate financial statements. The statements would not be material to holders of the preferred securities because the trusts will not have any independent operations. Each of the trusts exists solely for the reasons provided in the amended and restated trust agreement and summarized above. Unless otherwise provided in the applicable prospectus supplement or other offering material, RGA will pay all fees and expenses related to each RGA trust and the offering of its preferred securities, including the fees and expenses of the trustee.

USE OF PROCEEDS

Unless otherwise stated in the prospectus supplement or other offering material, we will use the net proceeds from the sale of any securities offered by RGA for general corporate purposes, including the funding of our reinsurance operations. Except as otherwise described in a prospectus supplement or other offering material, the proceeds from the sale by any RGA trust of any preferred securities, together with any capital contributed in respect of common securities, will be loaned to RGA in exchange for RGA’s junior subordinated debt securities. Unless otherwise stated in the prospectus supplement or other offering material, we will use the borrowings from the RGA trusts for general corporate purposes, including the funding of our reinsurance operations. Such general corporate purposes may include, but are not limited to, repayments of our indebtedness or the indebtedness of our subsidiaries. Pending such use, the proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities or similar assets. The prospectus supplement or other offering material relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

RATIO OF EARNINGS TO FIXED CHARGES AND
RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

The following table sets forth RGA’s ratios of earnings to fixed charges and earnings to fixed charges, excluding interest credited under reinsurance contracts, for the periods indicated.

For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings from continuing operations adjusted for the provision for income taxes, minority interest and fixed charges. Fixed charges consist of interest and discount on all indebtedness, distribution requirements of wholly-owned subsidiary trust preferred securities and one-third of annual rentals, which we believe is a reasonable approximation of the interest factor of such rentals. We have not paid a preference security dividend for any of the periods presented, and accordingly have not separately shown the ratio of combined fixed charges and preference dividends to earnings for these periods.

The information below regarding RGA’s ratio of earnings to fixed charges excluding interest credited under reinsurance contracts is not required; however, we believe it provides useful information on the coverage of fixed charges that are not related to our products.

	Years Ended December 31,					Six Months Ended
	2003	2004	2005	2006	2007	June 30, 2008

Ratio of earnings to fixed charges	2.2	2.5	2.4	2.3	2.3	2.1
Ratio of earnings to fixed charges excluding interest credited under reinsurance contracts	7.9	10.0	9.2	6.0	4.6	4.7

DESCRIPTION OF THE SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings, the following securities:

•	debt securities, which may be senior, subordinated or junior subordinated;

•	shares of Class A common stock or common stock;

•	shares of preferred stock;

•	depositary shares;

•	warrants exercisable for debt securities, common stock, Class A common stock or preferred stock;

•	purchase contracts; or

•	purchase units.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement or other offering material, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement or other offering material will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements or other offering material do not contain all of the information or restate the agreements under which the securities may be issued and do not contain all of the information that you may find useful. We urge you to read the actual agreements relating to any securities because they, and not the summaries, define your rights as a holder of the securities. If you would like to read the agreements, they will be on file with the SEC, as described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on pages 16 and 17.

The terms of any offering, the initial offering price, the net proceeds to us and any other relevant provisions will be contained in the prospectus supplement or other offering material relating to such offering.

DESCRIPTION OF DEBT SECURITIES OF RGA

The following description of the terms of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement or other offering material may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered and any changes to or differences from those general terms will be described in the prospectus supplement or other offering material relating to such debt securities. The debt securities will be either our senior debt securities or subordinated debt securities, or our junior subordinated debt securities, which may, but need not be, issued in connection with the issuance by an RGA trust of its trust preferred securities.

The Indentures

The senior debt securities will be issued in one or more series under a Senior Indenture, dated as of December 19, 2001, between us and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee. The subordinated debt securities will be issued in one or more series under a subordinated indenture, to be entered into by us with a financial institution as trustee. The junior subordinated debt securities will be issued in one or more series under a Junior Subordinated Indenture, dated as of December 18, 2001, between us and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee. The statements herein relating to the debt securities and the indentures are summaries and are subject to the detailed provisions of the applicable indenture. Each of the indentures will be subject to and governed by the Trust Indenture Act of 1939. The description of the indentures set forth below assumes that we have entered into the indentures. We will execute the subordinated indenture when and if we issue subordinated debt securities. We will execute the junior subordinated indenture when and if we issue junior subordinated debt securities in connection with the issuance by an RGA trust of its preferred securities. See “Description of Preferred Securities of the RGA Trusts” below.

General

The indentures do not limit the aggregate amount of debt securities which we may issue. We may issue debt securities under the indentures up to the aggregate principal amount authorized by our board of directors from time to time. Except as may be described in a prospectus supplement or other offering material, the indentures will not limit the amount of other secured or unsecured debt that we may incur or issue.

The debt securities will be our unsecured general obligations. The senior debt securities will rank with all our other unsecured and unsubordinated obligations. Unless otherwise specified in the applicable prospectus supplement or other offering material, the subordinated debt securities will be subordinated and junior in right of payment to all our present and future senior indebtedness to the extent and in the manner set forth in the subordinated indenture. Unless otherwise specified in the applicable prospectus supplement or other offering material, the junior subordinated debt securities that we may issue to one of the RGA trusts will be subordinated and junior in right of payment to all our present and future indebtedness, including any senior and subordinated debt securities issued under the senior or subordinated indenture to the extent and in the manner set forth in the junior subordinated indenture. See “— Subordination under the Subordinated Indenture and the Junior Subordinated Indenture,” beginning on page 30. The indentures will provide that the debt securities may be issued from time to time in one or more series. We may authorize the issuance and provide for the terms of a series of debt securities pursuant to a supplemental indenture.

We are a holding company. As a result, we may rely primarily on dividends or other payments from our operating subsidiaries to pay principal and interest on our outstanding debt obligations, and to make dividend distributions on our capital stock. The principal source of funds for these operating subsidiaries comes from their current operations. We can also utilize investment securities maintained in our portfolio for these payments.

Applicable insurance regulatory and other legal restrictions limit the amount of dividends and other payments our subsidiaries can make to us. Our subsidiaries have no obligation to guarantee or otherwise pay amounts due under the debt securities. Therefore, the debt securities will be effectively subordinated to all indebtedness and other liabilities and commitments of our subsidiaries, including claims under reinsurance contracts, debt obligations and other liabilities incurred in the ordinary course of business. As of June 30, 2008, our consolidated indebtedness aggregated approximately $527.5 million, all of which was senior unsecured indebtedness that will rank equally with any future senior debt securities, and our subsidiaries had approximately $18.1 billion of outstanding liabilities, including $850.0 million of liabilities associated with the floating rate insured notes issued by our subsidiary, Timberlake Financial, L.L.C. At that time, we also had a face amount of approximately $225.0 million of junior subordinated indebtedness that we had issued to RGA Capital Trust I in connection with its issuance of our Trust PIERS® units in December 2001, which will rank at least equally with any other junior subordinated debt that we might issue in the future, but which is subordinated and junior in right of payment to our current and future senior and subordinated debt securities. On December 8, 2005, we completed an offering of $400 million of junior subordinated debentures due 2065, which are junior to the junior subordinated indebtedness that we had issued in connection with the Trust PIERS® units. We will disclose material changes to these amounts in any prospectus supplement or other offering material relating to an offering of our debt securities. In the event of a default on any debt securities, the holders of the debt securities will have no right to proceed against the assets of any insurance subsidiary. If the subsidiary were to be liquidated, the liquidation would be conducted under the laws of the applicable jurisdiction. Our right to receive distributions of assets in any liquidation of a subsidiary would be subordinated to the claims of the subsidiary’s creditors, except to the extent any claims of ours as a creditor would be recognized. Any recognized claims of ours would be subordinated to any prior security interest held by any other creditors of the subsidiary and obligations of the subsidiary that are senior to those owing to us.

The applicable prospectus supplement or other offering material relating to the particular series of debt securities will describe specific terms of the debt securities offered thereby, including any terms that are additional or different from those described in this prospectus (Section 3.1 of each indenture).

Unless otherwise specified in the applicable prospectus supplement or other offering material, the debt securities will not be listed on any securities exchange.

None of our shareholders, officers or directors, past, present or future, will have any personal liability with respect to our obligations under the indenture or the debt securities on account of that status. (Section 1.14 of each indenture).

Form and Denominations

Unless otherwise specified in the applicable prospectus supplement or other offering material, debt securities will be issued only in fully registered form, without coupons, and will be denominated in U.S. dollars issued only in denominations of U.S. $1,000 and any integral multiple thereof. (Section 3.2 of each indenture).

Global Debt Securities

Unless otherwise specified in a prospectus supplement or other offering material for a particular series of debt securities, each series of debt securities will be issued in whole or in part in global form that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement or other offering material relating to that series. Global securities will be registered in the name of the depositary, which will be the sole direct holder of the global securities. Any person wishing to own a debt security must do so indirectly through an account with a broker, bank or other financial institution that, in turn, has an account with the depositary.

Special Investor Considerations for Global Securities.  Under the terms of the indentures, our obligations with respect to the debt securities, as well as the obligations of each trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities;

•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

Neither we nor the trustees have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, and neither we nor the trustees supervise the depositary in any way.

Special Situations When the Global Security Will Be Terminated.  In a few special situations described below, the global security will terminate, and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders.

The special situations where a global security is terminated are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary, unless a replacement is named;

•	when an event of default on the debt securities has occurred and has not been cured; or

•	when and if we decide to terminate a global security. (Section 3.4 of each indenture).

A prospectus supplement or other offering material may list situations for terminating a global security that would apply only to a particular series of debt securities. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

Original Issue Discount Securities

Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Indexed Securities

If the amount of payments of principal of, and premium, if any, or any interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such debt securities and such index or formula and securities or commodities will be described in the applicable prospectus supplement or other offering material.

Foreign Currencies

If the principal of, and premium, if any, or any interest on, debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency will be described in the applicable prospectus supplement or other offering material.

Payment

Unless otherwise indicated in the applicable prospectus supplement or other offering material, payments in respect of the debt securities will be made in the designated currency at the office or agency of RGA maintained for that purpose as RGA may designate from time to time, except that, at the option of RGA, interest payments, if any, on debt securities in registered form may be made by checks mailed to the holders of debt securities entitled thereto at their registered addresses. (Section 3.7 of each indenture).

Payment of Interest With Respect to Registered Debt Securities

Unless otherwise indicated in an applicable prospectus supplement or other offering material, payment of any installment of interest on debt securities in registered form will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest. (Section 3.7 of each indenture).

Transfer and Exchange

Unless otherwise indicated in the applicable prospectus supplement or other offering material, debt securities in registered form will be transferable or exchangeable at the agency of RGA maintained for such purpose as designated by RGA from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with such transfer or exchange. (Section 3.5 of each indenture).

Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers

We may not consolidate with or merge with or into or wind up into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the surviving corporation or other person is organized and existing under the laws of the United States or one of the 50 states, any U.S. territory or the District of Columbia, and assumes the obligation to pay the principal of, and premium, if any, and interest on all the debt securities and coupons, if any, and to perform or observe all covenants of each indenture; and

•	immediately after the transaction, there is no event of default under each indenture. (Section 10.1 of each indenture).

Upon the consolidation, merger or sale, the successor corporation formed by the consolidation, or into which we are merged or to which the sale is made, will succeed to, and be substituted for us under each indenture. (Section 10.2 of each indenture).

Unless a prospectus supplement or other offering material relating to a particular series of debt securities provides otherwise, the indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Option to Extend Interest Payment Period

If indicated in the applicable prospectus supplement or other offering material, we will have the right, as long as no event of default under the applicable series of debt securities has occurred and is continuing, at any time and from time to time during the term of the series of debt securities to defer the payment of interest on one or more series of debt securities for the number of consecutive interest payment periods specified in the applicable prospectus supplement or other offering material, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement or other offering material, provided that no extension period may extend beyond the stated maturity of the debt securities. Material United States federal income tax consequences and special considerations applicable to these debt securities will be described in the applicable prospectus supplement or other offering material. Unless otherwise indicated in the applicable prospectus supplement or other offering material, at the end of the extension period, we will pay all interest then accrued and unpaid together with interest on accrued and unpaid interest compounded semiannually at the rate specified for the debt securities to the extent permitted by applicable law. However, unless otherwise indicated in the applicable prospectus supplement or other offering material, during the extension period neither we nor any of our subsidiaries may:

•	declare or pay dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than:

(1) purchases of our capital stock in connection with any employee or agent benefit plans or the satisfaction of our obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock,

(2) in connection with the reclassifications of any class or series of our capital stock, or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock,

(3) the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged,

(4) dividends or distributions in our capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock, or

(5) any non-cash dividends declared in connection with the implementation of a shareholder rights plan by us;

•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the debt securities;

•	make any guarantee payments regarding the foregoing, other than payments under our guarantee of the preferred securities of any RGA trust; or

•	redeem, purchase or acquire less than all of the junior subordinated debt securities or any preferred securities of an RGA trust.

Prior to the termination of any extension period, as long as no event of default under the applicable indenture has occurred and is continuing, we may further defer payments of interest, subject to the above limitations set forth in this section, by extending the interest payment period; provided, however, that, the extension period, including all previous and further extensions, may not extend beyond the maturity of the debt securities.

Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period, subject to the terms set forth in this section. No interest during an extension period, except at the end of the extension period, will be due and payable, but we may prepay at any time all or any portion of the interest accrued during an extension period. We do not currently intend to exercise our right to defer payments of interest by extending the interest payment period on the debt securities. In the case of our junior subordinated debt securities, if the property trustee is the sole holder of such debt securities, we will give the administrative trustees and the property trustee notice of our selection of an extension period two business days before the earlier of (1) the next succeeding date on which distributions on the preferred securities are payable or (2) the date the administrative trustees are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of the preferred securities of the record or payment date of the distribution, but in any event, at least one business day before such record date. The administrative trustees will give notice of our selection of the extension period to the holders of the preferred securities. If the property trustee is not the sole holder of such debt securities, or in the case of the senior and subordinated debt securities, we will give the holders of these debt securities notice of our selection of an extension period at least two business days before the earlier of (1) the next succeeding interest payment date or (2) the date upon which we are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of such debt securities of the record or payment date of the related interest payment. (Article XVIII of the subordinated and junior subordinated indentures).

Modification or Amendment of the Indentures

Supplemental Indentures Without Consent of Holders.  Without the consent of any holders, we and the trustee may enter into one or supplemental indentures for certain purposes, including:

(1) to evidence the succession of another corporation to our rights and the assumption by such successor of the covenants contained in each indenture;

(2) to add to our covenants for the benefit of all or any series of debt securities, or to surrender any of our rights or powers;

(3) to add any additional events of default;

(4) to add or change any provisions to permit or facilitate the issuance of debt securities of any series in uncertificated or bearer form;

(5) to change or eliminate any provisions, as long as any such change or elimination is effective only when there are no outstanding debt securities of any series created before the execution of such supplemental indenture which is entitled to the benefit of the provisions being changed or eliminated;

(6) to provide security for or guarantee of the debt securities;

(7) to supplement any of the provisions to permit or facilitate the defeasance and discharge of any series of debt securities in accordance with such indenture as long as such action does not adversely affect the interests of the holders of the debt securities in any material respect;

(8) to establish the form or terms of debt securities in accordance with each indenture;

(9) to provide for the acceptance of the appointment of a successor trustee for any series of debt securities or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

(10) to cure any ambiguity, to correct or supplement any provision of any indenture which may be defective or inconsistent with any other provision, to eliminate any conflict with the Trust Indenture Act or to make any other provisions with respect to matters or questions arising under such indenture which are not inconsistent with any provision of the indenture, as long as the additional provisions do not adversely affect the interests of the holders in any material respect; or

(11) in the case of the subordinated and the junior subordinated indentures, to modify the subordination provisions thereof, except in a manner which would be adverse to the holders of subordinated or junior subordinated debt securities of any series then outstanding. (Section 11.1 of each such indenture).

Supplemental Indentures with Consent of Holders.  If we receive the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of each indenture or of modifying in any manner the rights of the holders under the indenture of such debt securities and coupons, if any. As long as any of the preferred securities of an RGA trust remain outstanding, no modification of the related junior subordinated indenture may be made that requires the consent of the holders of the related junior subordinated debt securities, no termination of the related junior subordinated indenture may occur, and no waiver of any event of default under the related junior subordinated indenture may be effective, without the prior consent of the holders of a majority of the aggregate liquidation amount of the preferred securities of such RGA trust.

However, unless we receive the consent of all of the affected holders, we may not enter into supplemental indentures that would, with respect to the debt securities of such holders:

(1) conflict with the required provisions of the Trust Indenture Act;

(2) except as described in any prospectus supplement or other offering material:

•	change the stated maturity of the principal of, or installment of interest, if any, on, any debt security,

•	reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof; provided, however, that a requirement to offer to repurchase debt securities will not be deemed a redemption for this purpose,

•	change the stated maturity of or reduce the amount of any payment to be made with respect to any coupon,

•	change the currency or currencies in which the principal of, and premium, if any, or interest on such debt security is denominated or payable,

•	reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any debt security,

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof, or, in the case of redemption, on or after the redemption date,

•	limit our obligation to maintain a paying agency outside the United States for payment on bearer securities, or

•	adversely affect the right to convert any debt security into shares of our common stock if so provided;

(3) reduce the requirement for majority approval of supplemental indentures, or for waiver of compliance with certain provisions of either indenture or certain defaults; or

(4) modify any provisions of either indenture relating to waiver of past defaults with respect to that series, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of the holders of each such debt security of each series affected thereby. (Section 11.2 of each indenture).

It is not necessary for holders of the debt securities to approve the particular form of any proposed supplemental indenture, but it is sufficient if the holders approve the substance thereof. (Section 11.2 of each indenture).

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture to which it relates with respect to one or more particular series of debt securities and coupons, if any, or which modifies the rights of the holders of debt securities or any coupons of such series with respect to such covenant or other provision, will be deemed not to affect the rights under such indenture of the holders of debt securities and coupons, if any, of any other series. (Section 11.2 of each indenture).

Subordination under the Subordinated Indenture and the Junior Subordinated Indenture

In the subordinated and junior subordinated indentures, RGA has covenanted and agreed that any subordinated or junior subordinated debt securities issued thereunder are subordinated and junior in right of payment to all present and future senior indebtedness to the extent provided in the indenture. (Section 17.1 of the subordinated and junior subordinated indentures). Unless otherwise indicated in the applicable prospectus supplement or other offering material, the subordinated and junior subordinated indentures define the term “senior indebtedness” with respect to each respective series of subordinated and junior subordinated debt securities, to mean the principal, premium, if any, and interest on:

•	all indebtedness of RGA, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•	any indebtedness of others of the kinds described in the preceding clause for the payment of which RGA is responsible or liable as guarantor or otherwise; and

•	amendments, modifications, renewals, extensions, deferrals and refundings of any such indebtedness.

In the case of the junior subordinated indenture, unless otherwise indicated in the applicable prospectus supplement or other offering material, senior indebtedness also includes all subordinated debt securities issued under the subordinated indenture. The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Unless otherwise indicated in the applicable prospectus supplement or other offering material, notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (A) indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business and (B) any indebtedness which by its terms is expressly made pari passu, or equal in rank and payment, with or subordinated to the applicable debt securities. (Section 17.2 of the subordinated and junior subordinated indentures).

Unless otherwise indicated in the applicable prospectus supplement or other offering material, no direct or indirect payment, in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made on account of the subordinated or junior subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of subordinated debt securities, if:

•	RGA defaults in the payment of any principal, or premium, if any, or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

•	an event of default occurs with respect to any senior indebtedness permitting the holders to accelerate the maturity and written notice of such event of default, requesting that payments on subordinated or junior subordinated debt securities cease, is given to RGA by the holders of senior indebtedness, unless and until such default in payment or event of default has been cured or waived or ceases to exist. Unless otherwise indicated in the applicable prospectus supplement or other offering material, the foregoing limitations will also apply to payments in respect of the junior subordinated debt securities in the case of an event of default under the subordinated indebtedness (Section 17.4 of the subordinated and junior subordinated indentures).

Unless otherwise indicated in the applicable prospectus supplement or other offering material, all present and future senior indebtedness, which shall include subordinated indebtedness in the case of our junior subordinated debt securities, including, without limitation, interest accruing after the commencement of any proceeding described below, assignment or marshaling of assets, shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by RGA on account of subordinated or junior subordinated debt securities in the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to RGA, its creditors or its property;

•	any proceeding for the liquidation, dissolution or other winding-up of RGA, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

•	any assignment by RGA for the benefit of creditors; or

•	any other marshaling of the assets of RGA.

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, in any such event, payments or distributions which would otherwise be made on subordinated or junior subordinated debt securities will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is paid in full. Unless otherwise indicated in the applicable prospectus supplement or other offering materials, if the payments or distributions on subordinated or junior subordinated debt securities are in the form of RGA’s securities or those of any other corporation under a plan of reorganization or readjustment and are subordinated to outstanding senior indebtedness and to any securities issued with respect to such senior indebtedness under a plan of reorganization or readjustment, they will be made to the holders of the subordinated debt securities and then, if any amounts remain, to the holders of the junior subordinated debt securities. (Section 17.3 of the subordinated and junior subordinated indentures). No present or future holder of any senior indebtedness will be prejudiced in the right to enforce the subordination of subordinated or junior subordinated debt securities by any act or failure to act on the part of RGA. (Section 17.9 of the subordinated and junior subordinated indentures).

Senior indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding senior indebtedness. After payment in full of all present and future senior indebtedness, holders of subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the subordinated debt securities are paid in full. In matters between holders of subordinated debt securities and any other type of RGA’s creditors, any payments or distributions that would otherwise be paid to holders of senior debt securities and that are made to holders of subordinated debt securities because of this subrogation will be deemed a payment by RGA on account of senior indebtedness and not on account of subordinated debt securities. (Section 17.7 of the subordinated and junior subordinated indentures).

Subordinated indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding subordinated indebtedness. After payment in full of all present and future subordinated indebtedness, holders of junior subordinated debt securities will be subrogated to the rights of any holders of subordinated indebtedness to receive any further payments or distributions that are applicable to the subordinated indebtedness until all the junior subordinated debt securities are paid in full. In matters between holders of junior subordinated debt securities and any other type of RGA’s creditors, any payments or distributions that would otherwise be paid to holders of subordinated debt securities and that are made to holders of junior subordinated debt securities because of this subrogation will be deemed a payment by RGA on account of subordinated indebtedness and not on account of junior subordinated debt securities. (Section 17.7 of the junior subordinated indenture).

The subordinated and junior subordinated indentures provide that the foregoing subordination provisions may be changed, except in a manner which would be adverse to the holders of subordinated or junior subordinated debt securities of any series then outstanding. (Sections 11.1 and 11.2 of the subordinated and junior subordinated indentures). The prospectus supplement or other offering materials relating to such subordinated or junior subordinated debt securities would describe any such change.

The prospectus supplement or other offering materials delivered in connection with the offering of a series of subordinated or junior subordinated debt securities will set forth a more detailed description of the subordination provisions applicable to any such debt securities.

If this prospectus is being delivered in connection with the offering of a series of subordinated or junior subordinated debt securities, the accompanying prospectus supplement or other offering materials or information incorporated by reference will set forth the approximate amount of indebtedness senior to such subordinated or junior subordinated indebtedness outstanding as of a recent date. The subordinated and junior subordinated indentures place no limitation on the amount of additional senior indebtedness that may be incurred by RGA. RGA expects from time to time to incur additional indebtedness constituting senior indebtedness. See “— General” on page 24 for a summary of our indebtedness at June 30, 2008.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement or other offering material, an event of default with respect to any series of debt securities issued under each of the indentures means:

•	default for 30 days in the payment of any interest upon any debt security or any payment with respect to the coupons, if any, of such series when it becomes due and payable, except where we have properly deferred the interest, if applicable;

•	default in the payment of the principal of, and premium, if any, on, any debt security of such series when due;

•	default in the deposit of any sinking fund payment when due by the terms of a debt security of such series;

•	default for 90 days after we receive notice as provided in the applicable indenture in the performance of any covenant or breach of any warranty in the indenture governing that series;

•	certain events of bankruptcy, insolvency or receivership, or, with respect to the junior subordinated debt securities, the dissolution of the RGA trust; or

•	any other events which we specify for that series, which will be indicated in the prospectus supplement or other offering material for that series. (Section 5.1 of each indenture).

Within 90 days after a default in respect of any series of debt securities, the trustee, or property trustee, if applicable, must give to the holders of such series notice of all uncured and unwaived defaults by us known to it. However, except in the case of default in payment, the trustee may withhold such notice if it determines that such withholding is in the interest of such holders. (Section 6.2 of each indenture).

If an event of default occurs in respect of any outstanding series of debt securities and is continuing, the trustee of the senior or subordinated indentures, the property trustee under the junior subordinated indenture or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms of those securities, of all of the debt securities of that series to be due and payable immediately by written notice thereof to us, and to the trustee or property trustee, if applicable, if given by the holders of the debt securities. Upon any such declaration, such principal or specified amount plus accrued and unpaid interest, and premium, if payable, will become immediately due and payable. However, with respect to any debt securities issued under the subordinated or junior subordinated indenture, the payment of principal and interest on such debt securities shall remain subordinated to the extent provided in Article XVII of the subordinated and junior subordinated indentures. In addition, at any time after such a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, subject to specified conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or premium, if any, or interest on debt securities of such series have been cured or waived as provided in the indenture. (Section 5.2 of each indenture).

The holders of a majority in principal amount of the outstanding debt securities of a series, on behalf of the holders of all debt securities of that series, may waive any past default and its consequences, except that they may not waive an uncured default in payment or a default which cannot be waived without the consent of the holders of all outstanding securities of that series. (Section 5.13 of each indenture).

Within four months after the close of each fiscal year, we must file with the trustee a statement, signed by specified officers, stating whether or not such officers have knowledge of any default under the indenture and, if so, specifying each such default and the nature and status of each such default. (Section 12.2 of each indenture).

Subject to provisions in the applicable indenture relating to its duties in case of default, the trustee, or property trustee, if applicable, is not required to take action at the request of any holders of debt securities, unless such holders have offered to the trustee reasonable security or indemnity. (Section 6.3 of each indenture).

Subject to such indemnification requirements and other limitations set forth in the applicable indenture, if any event of default has occurred, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee, in respect of such series. (Section 5.12 of each indenture).

Defeasance; Satisfaction and Discharge

Legal or Covenant Defeasance.  Each indenture provides that we may be discharged from our obligations in respect of the debt securities of any series, as described below. These provisions will apply to any registered securities that are denominated and payable only in U.S. dollars, unless otherwise specified in a prospectus supplement or other offering material. The prospectus supplement or other offering material will describe any defeasance provisions that apply to other types of debt securities. (Section 15.1 of each indenture).

At our option, we may choose either one of the following alternatives:

•	We may elect to be discharged from any and all of our obligations in respect of the debt securities of any series, except for, among other things, certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by the trustee for defeasance. We refer to this as “legal defeasance.”

•	Alternatively, we may omit to comply with the covenants described under the heading “— Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers” and any additional covenants which may be set forth in the applicable prospectus supplement, and any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series. We refer to this as “covenant defeasance.”

In either case, we will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, including any mandatory sinking fund payments, premium, if any, and interest on the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities. This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel or an Internal Revenue Service ruling to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance. (Section 15.2 of each indenture).

In addition, with respect to the subordinated and junior subordinated indentures, in order to be discharged, no event or condition shall exist that, pursuant to certain provisions described under “— Subordination under the Subordinated Indenture and the Junior Subordinated Indenture” above, would prevent us from making payments of principal of, and premium, if any, and interest on subordinated or junior subordinated debt securities and coupons at the date of the irrevocable deposit referred to above. (Section 15.2 of the subordinated and junior subordinated indentures).

Covenant Defeasance and Events of Default.  In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

“U.S. Government Obligations” means securities which are (1) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt. (Section 15.2 of each indenture).

We may exercise our legal defeasance option even if we have already exercised our covenant defeasance option.

There may be additional provisions relating to defeasance which we will describe in the prospectus supplement or other offering material. (Section 15.1 of each indenture).

Conversion or Exchange

Any series of the senior or subordinated debt securities may be convertible or exchangeable into common or preferred stock or other debt securities registered under the registration statement relating to this prospectus. The specific terms and conditions on which such debt securities may be so converted or exchanged will be set forth in the applicable prospectus supplement or other offering material. Those terms may include the conversion or exchange price, provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, whether we have an option to convert debt securities into cash, rather than common stock, and provisions under which the number of shares of common or preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement. (Section 16.1 of each indenture).

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 1.11 of each indenture).

Regarding the Trustee

We will designate the trustee under the senior and subordinated indentures in a prospectus supplement. Unless otherwise specified in the applicable prospectus supplement or other offering material, The Bank of New York Mellon Trust Company, N.A. will be the successor trustee under the junior subordinated indenture relating to the junior subordinated debt securities which may be offered to the RGA trusts. We have entered, and from time to time may continue to enter, into banking or other relationships with such trustees or their affiliates, including The Bank of New York and Mellon Investor Services LLC. For example, The Bank of New York Mellon Trust Company, N.A. is successor trustee of the indentures relating to our 6 3/4% notes due 2011, our 6.75% junior subordinated debentures due 2065, and the trust and underlying junior subordinated debentures relating to our PIERs units, a lender under our principal credit agreement, and provides other banking and financial services to us. Mellon Investor Services LLC is the transfer agent and registrar for our Class A common stock and Class B common stock, and also serves as the rights agent under our Section 382 shareholder rights plan.

If the trustee is or becomes one of our creditors, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claims as security or otherwise. The trustee will be permitted to engage in other transactions. However, if after a specified default has occurred and is continuing, it acquires or has a conflicting interest (such as continuing to serve as trustee with respect to outstanding notes, debentures or PIERS units or continuing to be a creditor of RGA in certain circumstances), it must eliminate such conflict within 90 days or receive permission from the SEC to continue as a trustee or resign.

There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. (Section 1.1 of each indenture). Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. (Section 6.10 of each indenture).

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture. (Section 6.1 of each indenture).

Book-Entry Debt Securities

Unless otherwise indicated in the prospectus supplement or other offering material, The Depository Trust Company, or DTC, will act as securities depository for the debt securities. The debt securities will be issued as fully-registered securities in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC. This means that certificates will not be issued to each holder of debt securities. One fully-registered security certificate will be issued for each debt security, each in the aggregate principal amount of such security and will be deposited with DTC.

Purchases of debt securities under the DTC system must be made by or through participants (for example, your broker) who will receive credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each debt security will be recorded on the records of the participant. Beneficial owners of the debt securities will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants and by participants to beneficial owners will be governed by arrangements among them, subject to statutory or regulatory requirements as may be in effect from time to time.

Proceeds, distributions or other payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not DTC, RGA or the RGA trusts, subject to any statutory or regulatory requirements as may be in effect from time to time.

DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or the RGA trusts. Under such circumstances, in the event that a successor depository is not obtained, certificates representing the debt securities are required to be printed and delivered. We may decide to discontinue use of the system of book-entry transfers through DTC, or successor depository. In that event, certificates representing the debt securities will be printed and delivered.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 85 countries that DTC’s participants deposit with DTC.

DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both

U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is owned by a number of participants of DTC and members of the national Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable.

DESCRIPTION OF CAPITAL STOCK OF RGA

The following is a summary of the material terms of our capital stock and the provisions of our amended and restated Articles of Incorporation and bylaws. It also summarizes some relevant provisions of the Missouri General and Business Corporation Law, which we refer to as Missouri law. Since the terms of our articles of incorporation, and bylaws, and Missouri law, are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Missouri law. If you would like to read those documents, they are on file with the SEC, as described under the heading “Where You Can Find More Information” on page 16.

General

RGA’s authorized capital stock consists of 150 million shares of capital stock, of which:

•	140 million shares are designated as common stock, par value $0.01 per share; and

•	10 million shares are designated as preferred stock, par value $0.01 per share.

As of September 22, 2008, RGA had 33,081,812 shares of Class A common stock and 29,243,539 shares of Class B common stock issued and outstanding, and 9,352,742 shares issuable upon exercise or settlement of outstanding options or other awards and warrants.

Mellon Investor Services LLC, 200 N. Broadway, Suite 1722, St. Louis, Missouri 63102 is the registrar and transfer agent for our common stock. RGA Class A common stock is listed on the NYSE under the symbol “RGA.A”, and RGA Class B common stock is listed on the NYSE under the symbol “RGA.B”.

Class A and Class B Common Stock

Our common stock is divided into two classes: Class A common stock (consisting of 107,700,000 authorized shares) and Class B common stock (consisting of 32,300,000 authorized shares). Subject to the prior rights of the holders of any shares of preferred stock which later may be issued and outstanding, holders of common stock of either class are entitled to receive dividends as and when declared by RGA out of legally available funds, and, if RGA liquidates, dissolves, or winds up, to share ratably in all remaining assets after RGA pays its liabilities. RGA is prohibited from paying dividends under RGA’s primary syndicated credit agreement unless, at the time of declaration and payment, certain defaults would not exist under such agreement. Holders of RGA common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions for either class of common stock.

Voting Rights.  Each holder of either class of common stock will have one vote for each share held of record on all matters presented to a vote of shareholders, including the election of directors, except as described below. Holders of Class A common stock and Class B common stock will generally have identical voting rights, except with respect to certain limited matters required by Missouri law and except that:

•	holders of Class A common stock, voting together as a single class, will be entitled to elect no more than 20% of the members of our board of directors;

•	holders of Class B common stock, voting together as a single class, will be entitled to elect at least 80% of the members of our board of directors;

•	there will be a separate vote by class on any proposal to convert Class B common stock into Class A common stock; and

•	holders of more than 15% of Class B common stock will be restricted to 15% of the voting power of the outstanding Class B common stock with respect to directors if they do not also hold an equal or greater proportion of Class A common stock. However, if such holder also beneficially owns in excess of 15% of the outstanding Class A common stock, then the holder may exercise the voting power of the Class B common stock in excess of 15% to the extent that such holder has an equivalent percentage of outstanding Class A common stock. To the extent that voting power of any share of Class B common stock cannot be exercised, such share of Class B common stock will be deemed entitled to vote for purposes of determining whether a quorum is present. A person will not be deemed to be the beneficial owner solely because the person holds or solicits a revocable proxy that is not then reportable on Schedule 13D under the Exchange Act.

The rights of the holders of Class A common stock and Class B common stock are substantially the same in all other respects, except for certain limited matters required by Missouri law. Specifically, Missouri law requires a separate class voting right if an amendment to our articles of incorporation would alter the aggregate number of authorized shares or par value of either such class or alter the powers, preferences or special rights of either such class so as to affect these rights adversely. These class voting rights provide each class with an additional measure of protection in the case of a limited number of actions that could have an adverse effect on the holders of shares of such class. For example, if our board of directors were to propose an amendment to our articles of incorporation that would adversely affect the rights and privileges of Class A common stock or Class B common stock, the holders of shares of that class would be entitled to a separate class vote on such proposal, in addition to any vote that may be required under our articles of incorporation.

Our articles of incorporation provide that the articles may be amended in accordance with Missouri law, which provides that a corporation may amend its articles of incorporation upon a resolution of the board of directors, proposing the amendment and its submission to the shareholders for their approval by the holders of a majority of the shares of common stock entitled to vote. However, the approval of 85% of the combined voting power of the outstanding shares of our common stock will be required to amend certain provisions of our articles of incorporation and bylaws, as described under “— Anti-Takeover Provisions in the RGA Articles of Incorporation and Bylaws.”

Dividends.  Holders of Class A common stock and holders of Class B common stock will share equally on a per share basis in any dividend declared by our board of directors, subject to any preferential rights of any outstanding preferred stock.

Conversion.  The terms of Class B common stock provide that such shares convert into Class A common stock, on a share-for-share basis, if and when:

•	our board of directors determines, in its sole discretion, to propose conversion to RGA shareholders;

•	our board of directors adopts, in its sole discretion, a resolution submitting the proposal to convert the shares to RGA shareholders; and

•	the holders of a majority of each class of common stock represented in person or by proxy at the meeting approve the proposal to convert the shares.

We presently expect that our board of directors will consider submitting to a shareholder vote at the next regularly scheduled annual shareholders’ meeting of RGA (anticipated to be held on May 27, 2009), or at a special meeting called for such purpose, a proposal to convert the Class B common stock to Class A common stock on a share-for-share basis, subject to the receipt of shareholder approval. However, there is no binding commitment by our board of directors to, and there can be no assurance that our board of directors will, consider the issue or resolve to present the proposal to the RGA shareholders. If submitted, there can be no assurance that the RGA shareholders would approve such a conversion. If such a conversion proposal is approved by our board of directors and submitted to the RGA shareholders, a vote by a majority of each of the Class A common stock and the Class B common stock represented in person or by proxy at the shareholder meeting, voting separately, will be required for the proposal to be approved.

Other Rights.  Holders of Class A common stock and Class B common stock are entitled to receive the same per share consideration in any reorganization or in any merger, share exchange, consolidation or combination of RGA with any other company (except for such differences as may be permitted with respect to their existing rights to elect directors). In the event of a liquidation, dissolution or winding-up of RGA, all holders of our common stock, regardless of class, are entitled to share ratably in any assets available for distributions to holders of shares of our common stock.

Acquisition Restrictions.  This provision generally restricts the accumulation of 5% or more (by value) of RGA stock until September 13, 2011, or such shorter period as may be determined by our board of directors (which is referred to as the “restriction period”).

The acquisition restrictions impose restrictions on the acquisition of our common stock (and any other equity securities that RGA issues in the future) by designated persons. Without these restrictions, it is possible that certain changes in ownership of our stock could result in the imposition of limitations on the ability of RGA and its subsidiaries to fully utilize the NOLs and other tax attributes currently available for U.S. federal and state income tax purposes to RGA and its subsidiaries. Our board of directors believes it is in our best interests to attempt to prevent the imposition of such limitations.

During the restriction period, no RGA shareholder may be or become a “5-percent shareholder” of RGA as defined in the Internal Revenue Code (applying certain attribution and constructive ownership rules). However, this restriction will not apply to:

•	any stock acquired in connection with the divestiture by MetLife;

•	any transaction directly with RGA, including pursuant to the exercise of outstanding options or warrants;

•	any tender or exchange offers for all of the RGA common stock meeting certain fairness criteria; or

•	any transaction approved in advance by the RGA board of directors.

Any person permitted to acquire or own RGA stock representing 5% or more (by value) of RGA stock pursuant to any of the preceding bullet points will not be permitted to acquire any additional RGA stock at any time during the restriction period without the approval of our board of directors, unless and until such person owns less than 5% (by value) of RGA stock, at which point such person may acquire RGA stock only to the extent that, after such acquisition, such person owns less than 5% (by value) of RGA stock. This provision would take effect upon completion of the recapitalization and split-off.

The outstanding shares of Class A common stock and Class B common stock will be, when issued, upon payment, validly issued, fully paid and nonassessable.

Common Stock

Subject to the prior rights of the holders of any shares of preferred stock which later may be issued and outstanding, in the event of any conversion of the Class B common stock into Class A common stock (as described above), after which such remaining common stock would be referred to as “common stock,” holders of such common stock would be entitled to receive dividends as and when declared by RGA out of legally available funds, and, if RGA liquidates, dissolves, or winds up, to share ratably in all remaining assets after RGA pays its liabilities. RGA is prohibited from paying dividends under RGA’s primary syndicated credit agreement unless, at the time of declaration and payment, certain defaults would not exist under such agreement. Each holder of common stock would be entitled to one vote for each share held of record on all matters presented to a vote of shareholders, including the election of directors. Holders of common stock would have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there would be no conversion rights or redemption or sinking fund provisions for the common stock.

RGA may issue additional shares of authorized Class A common stock or common stock without shareholder approval, subject to applicable rules of the NYSE.

Preferred Stock

Our articles of incorporation vest our board of directors with authority to issue up to 10,000,000 shares of preferred stock from time to time in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be stated in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. Our board of directors is expressly authorized to fix or determine:

•	the specific designation of the shares of the series;

•	the consideration for which the shares of the series are to be issued;

•	the rate and times at which, and the conditions under which, dividends will be payable on shares of that series, and the status of those dividends as cumulative or non-cumulative and, if cumulative, the date or dates from which dividends shall be cumulative;

•	the price or prices, times, terms and conditions, if any, upon which the shares of the series may be redeemed;

•	the rights, if any, which the holders of shares of the series have in the event of our dissolution or upon distribution of our assets;

•	from time to time, whether to include the additional shares of preferred stock which we are authorized to issue in the series;

•	whether or not the shares of the series are convertible into or exchangeable for other securities of RGA, including shares of our common stock or shares of any other series of our preferred stock, the price or prices or the rate or rates at which conversion or exchange may be made, and the terms and conditions upon which the conversion or exchange right may be exercised;

•	if a sinking fund will be provided for the purchase or redemption of shares of the series and, if so, to fix the terms and the amount or amounts of the sinking fund; and

•	any other preferences and rights, privileges and restrictions applicable to the series as may be permitted by law.

All shares of the same series of preferred stock will be identical and of equal rank except as to the times from which cumulative dividends, if any, on those shares will be cumulative. The shares of different series may differ, including as to rank, as may be provided in our articles of incorporation, or as may be fixed by our board of directors as described above. We may from time to time amend our articles of incorporation to increase or decrease the number of authorized shares of preferred stock.

A total of 1,400,000 of these authorized preferred shares have been designated as Series A-1 Junior Participating Preferred Stock, and 300,000 of these authorized preferred shares have been designated as Series B-1 Junior Participating Preferred Stock.

The material terms of any series of preferred stock being offered by us will be described in the prospectus supplement or other offering material relating to that series of preferred stock. If so indicated in the prospectus supplement or other offering material and if permitted by the articles of incorporation and by law, the terms of any such series may differ from the terms set forth below. That prospectus supplement may not restate the amendment to our articles of incorporation or the board resolution that establishes a particular series of preferred stock in its entirety. We urge you to read that amendment or board resolution because it, and not the description in the prospectus supplement or other offering material, will define your rights as a holder of preferred stock. The certificate of amendment to our articles of incorporation or board resolution will be filed with the Secretary of State of the State of Missouri and with the SEC.

Dividend Rights.  One or more series of preferred stock may be preferred as to payment of dividends over our common stock or any other stock ranking junior to the preferred stock as to dividends. In that case, before any dividends or distributions on our common stock or stock of junior rank, other than dividends or distributions payable in common stock, are declared and set apart for payment or paid, the holders of shares of each series of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates indicated in the applicable prospectus supplement. With respect to each series of preferred stock entitled to cumulative dividends, the dividends on each share of that series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest. We are prohibited from paying dividends under our credit agreement unless, at the time of declaration and payment, a default would not exist under the agreement.

Rights upon Liquidation.  The preferred stock may be preferred over common stock, or any other stock ranking junior to the preferred stock with respect to distribution of assets, as to our assets so that the holders of each series of preferred stock will be entitled to be paid, upon voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock or stock of junior rank, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in an amount proportional to the full amounts to which the holders of each series are entitled.

Redemption.  All shares of any series of preferred stock will be redeemable, if at all, to the extent set forth in the prospectus supplement or other offering material relating to the series.

Conversion or Exchange.  Shares of any series of preferred stock will be convertible into or exchangeable for shares of common stock or preferred stock or other securities, if at all, to the extent set forth in the applicable prospectus supplement or other offering material.

Preemptive Rights.  No holder of shares of any series of preferred stock will have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any series, now or hereafter authorized.

Voting Rights.  Except as indicated in the applicable prospectus supplement or other offering material and subject to provisions in our articles of incorporation relating to the relative rights of Class A and Class B common stock, the holders of voting preferred stock will be entitled to one vote for each share of preferred stock held by them on all matters properly presented to shareholders. Except as otherwise provided in the amendment to our articles of incorporation or the directors resolution that creates a specified class of preferred stock, the holders of common stock and the holders of all series of preferred stock will vote together as one class. In addition, currently under Missouri law, even if shares of a particular class or series of stock are not otherwise entitled to a vote on any matters submitted to the shareholders, amendments to the articles of incorporation which adversely affect those shares require a vote of the class or series of which such shares are a part, including amendments which would:

•	increase or decrease the aggregate number or par value of authorized shares of the class or series;

•	create a new class of shares having rights and preferences prior or superior to the shares of the class or series;

•	increase the rights and preferences, or the number of authorized shares, of any class having rights and preferences prior to or superior to the rights of the class or series; or

•	alter or change the powers, preferences or special rights of the shares of such class or series so as to affect such shares adversely.

Most of our operations are conducted through our subsidiaries, and thus our ability to pay dividends on any series of preferred stock is dependent on their financial condition, results of operations, cash requirements and other related factors. Our subsidiaries are also subject to restrictions on dividends and other distributions contained under applicable insurance laws and related regulations.

Depending upon the rights of holders of the preferred stock, an issuance of preferred stock could adversely affect holders of common stock by delaying or preventing a change of control of RGA, making removal of the management of RGA difficult, or restricting the payment of dividends and other distributions to the holders of common stock. We presently have no intention to issue any shares of preferred stock.

As described under “Description of Depositary Shares of RGA,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest, to be specified in the applicable prospectus supplement for the particular series of the preferred stock, in a share of the particular series of the preferred stock issued and deposited with a preferred stock depositary. All shares of preferred stock offered by this prospectus, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable.

Certain Effects of Authorized but Unissued Stock

We may issue additional shares of either class of common stock or preferred stock without shareholder approval, subject to applicable rules of the New York Stock Exchange, for a variety of corporate purposes, including raising additional capital, corporate acquisitions, and employee benefit plans. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of RGA through a merger, tender offer, proxy contest, or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices. We could also use additional shares to dilute the stock ownership of persons seeking to obtain control of RGA pursuant to the operation of the rights plan or otherwise. See also “— Certain Charter and Bylaw Provisions” below.

Section 382 Shareholder Rights Plan.

RGA entered into an Amended and Restated Section 382 Rights Agreement, dated as of September 12, 2008, as the same may be amended from time to time (the “Section 382 shareholder rights plan”), with Mellon Investor Services LLC, as Rights Agent (the “Rights Agent”), which Section 382 shareholder rights plan sets forth the terms and conditions of the respective preferred stock purchase rights associated with the RGA Class A common stock and RGA Class B common stock. The Section 382 shareholder rights plan was ratified by the RGA shareholders at the September 5, 2008 special meeting of RGA shareholders.

The Section 382 shareholder rights plan is intended to act as a deterrent to any person being or becoming a “5-percent shareholder” (as defined in Section 382 of the Internal Revenue Code and the related Treasury regulations) without the approval of our board of directors (such person is referred to as an “acquiring person”). The meaning of the term acquiring person does not include:

•	RGA, any subsidiary of RGA, any employee benefit plan or compensation arrangement of RGA or any subsidiary of RGA, or any entity holding securities of RGA to the extent organized, appointed or established by RGA or any subsidiary of RGA for or pursuant to the terms of any such employee benefit plan or compensation arrangement;

•	any grandfathered person (as defined below);

•	any exempted person (as defined below); or

•	any person who or which inadvertently may become a 5-percent shareholder or otherwise becomes such a 5-percent shareholder, so long as such person promptly enters into, and delivers to RGA, an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient securities of RGA so that such person ceases to be a 5-percent shareholder of RGA.

Shareholders who owned 5% or more (by value) of RGA common stock outstanding on June 2, 2008, the time of adoption of the Section 382 shareholder rights plan, will not trigger the Section 382 shareholder rights plan so long as they do not acquire any additional shares of RGA stock (except for any such shares that are acquired in a transaction that also results in such person being an exempted person). These shareholders, which include MetLife and its other subsidiaries, are referred to as “grandfathered persons.”

For purposes of the Section 382 shareholder rights plan, RGA “stock” means: (i) common stock, (ii) preferred stock (other than preferred stock described in Section 1504(a)(4) of the Internal Revenue Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase stock (other than preferred stock described in Section 1504(a)(4) of the Internal Revenue Code), and (iv) any other interest that would be treated as “stock” of RGA pursuant to Treasury Regulation § 1.382-2T(f)(18).

MetLife security holders who received Class B common stock directly from MetLife in the split-off, which caused them to hold 5% or more (by value) of RGA stock, did not trigger the rights plan. However, the rights plan does not exempt any future acquisitions of RGA stock by such persons. In addition, RGA may, in its sole discretion, exempt any person or group from being deemed an acquiring person for purposes of the rights plan at any time prior to the time the rights are no longer redeemable. The persons described in this paragraph are “exempted persons.”

Under certain circumstances, our board of directors may determine it is in the best interest of RGA and its shareholders to exempt 5-percent shareholders from the operation of the Section 382 shareholder rights plan, in light of the provisions of the recapitalization and distribution agreement with MetLife. RGA may, in certain circumstances, incur significant indemnification obligations under the recapitalization and distribution agreement in the event that the Section 382 shareholder rights plan is triggered following the split-off in a manner that would result in the split-off failing to qualify as tax-free. Accordingly, our board of directors may determine that the consequences of enforcing the Section 382 shareholder rights plan and enhancing its deterrent effect by not exempting a 5-percent shareholder in order to provide protection to RGA’s and its subsidiaries’ NOLs and other tax attributes, are more adverse to RGA and its shareholders.

The Rights.  Upon adoption of the Section 382 shareholder rights plan and completion of the split-off, RGA issued one preferred share purchase right (which is referred to as a “right”) for each outstanding share of Class B common stock. The rights associated with the Class A common stock were adjusted to clarify that they will have become rights to acquire, under specified circumstances, shares of Class A common stock. Under the Section 382 shareholder rights plan, with respect to holders of Class A common stock, each right, when exercisable, will entitle the registered holder to purchase from RGA one one-hundredth of a share of Series A-1 Junior Participating Preferred Stock, par value $0.01 per share (which is referred to as the “series A-1 junior participating preferred stock”), of RGA at a price of $200 per one one-hundredth of a share of series A-1 junior participating preferred stock (which is referred to as the “series A purchase price”), subject to adjustment.

With respect to holders of Class B common stock, each right, when exercisable, will entitle the registered holder to purchase from RGA one one-hundredth of a share of Series B-1 Junior Participating Preferred Stock, par value $0.01 per share (which is referred to as the “series B-1 junior participating preferred stock”), of RGA at a price of $200 per one one-hundredth of a share of series B-1 junior participating preferred stock (which is referred to as the “series B purchase price”), subject to adjustment.

No right is exercisable until the earliest to occur of (1) the close of business on the tenth business day following the date of the earlier of either public announcement that a person has become, or RGA first has notice or otherwise determines that a person has become, an acquiring person without the prior express written consent of RGA; or (2) the close of business on the tenth business day following the commencement of a tender offer or exchange offer, without the prior written consent of RGA, by a person which, upon consummation, would result in such person becoming an acquiring person (the earlier of the dates in clause (1) or (2) above being referred to in this document as the “distribution date”).

Until the distribution date, the rights will be transferred with and only with the applicable class of RGA common stock. Until the distribution date, new RGA common stock certificates or ownership statements issued upon transfer or new issuances of RGA common stock will contain a notation incorporating the Section 382 shareholder rights plan by reference. As soon as practicable following the distribution date, separate certificates evidencing the rights (“right certificates”) will be mailed to holders of record of the RGA common stock as of the close of business on the distribution date and such separate certificates alone will then evidence the rights.

Expiration.  The rights will expire, if not previously exercised, on the earlier to occur of (1) the final expiration date (as defined below) or (2) the time at which the rights are redeemed or exchanged pursuant to the Section 382 shareholder rights plan. The final expiration date is the earlier of (a) the date that is 36 months and one day following the completion of the split-off, or September 13, 2011, or (b) such other date as our board of directors may determine in good faith in accordance with the Section 382 shareholder rights plan.

Junior Participating Preferred Stock.  The rights of series A-1 junior participating preferred stock and series B-1 junior participating preferred stock (which are referred to collectively as the “junior participating preferred stock”) are identical, except that holders of series A-1 junior participating preferred stock would vote with holders of Class A common stock in the election or removal of RGA Class A directors, and holders of series B-1 junior participating preferred stock would vote with holders of Class B common stock in the election or removal of RGA Class B directors. Shares of junior participating preferred stock purchasable upon exercise of the rights will not be redeemable and will be junior to any other series of preferred stock RGA may issue (unless otherwise provided in the terms of such stock). Each share of junior participating preferred stock will have a preferential dividend in an amount equal to the greater of $1.00 and 100 times any dividend declared on each share of the applicable class of RGA common stock. In the event of liquidation, the holders of the junior participating preferred stock will receive a preferred liquidation payment per share of series junior participating preferred stock equal to the greater of $100 and 100 times the payment made per share of the applicable class of RGA common stock. Each share of junior participating preferred stock will have 100 votes, voting together with the applicable class of RGA common stock. In the event of any merger, consolidation, combination or other transaction in which shares of RGA common stock are converted or exchanged, each share of junior participating preferred stock will be entitled to receive 100 times the amount and type of consideration received per share of the applicable class of RGA common stock. The rights of the junior participating preferred stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Because of the nature of the junior participating preferred stock’s dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of junior participating preferred stock purchasable upon exercise of each right should approximate the value of one share of the applicable class of RGA common stock.

Effects of Triggering Events.  If any person or group becomes an acquiring person without the prior written consent of our board of directors (and such person or group is not an exempted person or a grandfathered person), each right, except those held by such persons, would entitle its holder to acquire such number of shares of the applicable class of common stock as will equal the result obtained by multiplying the then current applicable purchase price by the number of one one-hundredths of a share of the applicable class of junior participating preferred stock for which a right is then exercisable and dividing that product by 50% of the then current per-share market price of the applicable class of common stock.

If any person or group becomes an acquiring person without prior written consent of our board of directors, but beneficially owns less than 50% of the outstanding common stock, each right, except those held by such persons, may be exchanged by our board of directors for one share of the applicable class of common stock.

Redemption.  At any time prior to the earlier of the 10th business day after the time an acquiring person becomes such or the date that is 36 months and one day following the completion of the split-off, or September 13, 2011, our board of directors may redeem the rights in whole, but not in part, at a price of $0.001 per right (which is referred to as the “redemption price”). Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

Adjustments.  The applicable purchase price payable, and the number of shares of the applicable class of junior participating preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution (1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the junior participating preferred stock, (2) upon the grant to holders of the applicable class of junior participating preferred stock of certain rights or warrants to subscribe for or purchase preferred stock at a price, or securities convertible into the applicable class of junior participating preferred stock with a conversion price, less than the then-current market price of the applicable class of junior participating preferred stock or (3) upon the distribution to holders of the applicable class of junior participating preferred stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in junior participating preferred stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding rights and the number of one one-hundredths of a share of the applicable class of junior participating preferred stock issuable upon exercise of each right are also subject to adjustment in the event of a stock split of the applicable class of common stock or a stock dividend on the applicable class of common stock payable in shares of common stock or subdivisions, consolidations or combinations of the applicable class of common stock (other than the capitalization related to the split-off) occurring, in any such case, prior to the distribution date.

The terms of the rights may be amended by RGA without the consent of the holders of the rights, except that from and after such time as any person becomes an acquiring person, no such amendment may adversely affect the interests of the holders of the rights.

Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder of RGA, including, without limitation, the right to vote or to receive dividends.

Anti-Takeover Effect

The Section 382 shareholder rights plan may have an “anti-takeover” effect because it will restrict the ability of a person or entity, or group of persons or entities, from accumulating in the aggregate 5% or more (by value) of our stock and the ability of persons, entities or groups now owning 5% or more (by value) of our stock from acquiring additional RGA stock. Like the acquisition restrictions in our articles of incorporation, the Section 382 shareholder rights plan could discourage or prohibit a merger, tender offer, proxy contest or accumulations of substantial blocks of shares for which some shareholders might receive a premium above market value. In addition, the Section 382 shareholder rights plan may delay the assumption of control by a holder of a large block of our stock and the removal of incumbent directors and management, even if such removal may be beneficial to some or all RGA shareholders.

Possible Effect on Liquidity

The Section 382 shareholder rights plan will restrict an RGA shareholder’s ability to acquire, directly or indirectly, additional RGA stock in excess of the specified limitations. Further, a shareholder’s ownership of our stock may become subject to the effects of the Section 382 shareholder rights plan upon the actions taken by related persons. A legend reflecting the existence of the current Section 382 shareholder rights plan, as it may be amended is and will be placed on certificates or ownership statements representing newly issued or transferred shares of RGA stock. These restrictions may also result in a decreased valuation of our stock due to the resulting restrictions on transfers to persons directly or indirectly owning or seeking to acquire a significant block of our stock.

Limitation on Liability of Directors; Indemnification

Our articles of incorporation limit the liability of our directors to RGA and its shareholders to the fullest extent permitted by Missouri law. Our articles of incorporation provide that RGA will indemnify each person (other than a party plaintiff suing on his own behalf or in the right of RGA) who at any time is serving or has served as a director or officer of RGA against any claim, liability or expense incurred as a result of this service, or as a result of any other service on behalf of RGA, or service at the request of RGA as a director, officer, employee, member or agent of another corporation, partnership, joint venture, trust, trade or industry association or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law. Without limiting the generality of the foregoing, RGA will indemnify any such person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of RGA), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of RGA) by reason of such service against expenses (including, without limitation, attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. We have entered into indemnification agreements with our officers and directors providing for indemnification to the fullest extent permitted by law.

The inclusion of these provisions in our articles of incorporation may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter RGA or its shareholders from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited RGA and its shareholders.

Anti-Takeover Provisions in the RGA Articles of Incorporation and Bylaws

Some of the provisions in our articles of incorporation and bylaws and Section 351.459 of the Missouri corporation statute could have the following effects, among others:

•	delaying, deferring or preventing a change in control of RGA;

•	delaying, deferring or preventing the removal of our existing management or directors;

•	deterring potential acquirors from making an offer to our shareholders; and

•	limiting our shareholders’ opportunity to realize premiums over prevailing market prices of our common stock in connection with offers by potential acquirors.

The following is a summary of some of the provisions in our articles of incorporation and bylaws that could have the effects described above.

Classified Board of Directors.  Our articles of incorporation and bylaws provide that our board of directors will be divided into three classes of directors serving staggered three-year terms. Each class, to the extent possible, will be equal in number. The size of our board of directors will not be less than three and our board of directors can amend the number of directors by majority vote. Each class holds office until the third annual shareholders’ meeting for election of directors following the most recent election of such class. Holders of Class A common stock would not vote in the election of our directors for two of three annual meetings.

Directors, and Not Shareholders, Fix the Size of the Board of Directors of RGA. Our articles of incorporation and bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of our board of directors, but in no event will it consist of less than three directors. In accordance with our bylaws, our board of directors has fixed the number of directors at ten. Currently, there are five vacancies on our board, although we anticipate the size of our board will be reduced to five unless and until we add more directors.

Directors are Removed for Cause Only.  Missouri law provides that, unless a corporation’s articles of incorporation provide otherwise, the holders of a majority of the corporation’s voting stock may remove any director from office. Our articles of incorporation provide that shareholders may remove a director only “for cause” and with the approval of the holders of 85% of RGA’s voting stock. Our board of directors may remove a director, with or without cause, only in the event the director fails to meet the qualifications stated in the bylaws for election as a director or in the event the director is in breach of any agreement between such director and RGA relating to such director’s service as RGA’s director or employee.

Board Vacancies to Be Filled by Remaining Directors and Not Shareholders.  Any vacancy created by any reason prior to the expiration of the class in which the vacancy occurs will by filled by a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy will be elected for the unexpired term of his predecessor. Any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors and will be added to such class of directors so that all classes of directors will be as nearly equal in number as possible.

Voting Power Restrictions.  Our articles of incorporation provide that the voting power of a holder of more than 15% of the outstanding Class B common stock with respect to directors will be restricted to 15% of the outstanding Class B common stock. However, if such holder also has in excess of 15% of the outstanding shares of Class A common stock, the holder of Class B common stock may exercise the voting power of the Class B common stock in excess of 15% to the extent that such holder has an equivalent percentage of outstanding Class A common stock.

Ownership Limitations.  Our articles of incorporation will provide that shareholders are subject to stock ownership limitations, which would generally limit shareholders from owning or acquiring 5% or more (by value) of the aggregate outstanding shares of our stock prior to September 13, 2011 (it being understood that such limitation, among other things, would not prohibit a person from acquiring or owning 5% or more (by value) of the aggregate outstanding shares of RGA stock in connection with the split-off by MetLife. Any person permitted to acquire or own 5% or more (by value) of the RGA stock pursuant to the preceding sentence will not be permitted to acquire any additional RGA stock at any time prior to September 13, 2011, unless and until such person owns less than 5% (by value) of the aggregate outstanding shares of our stock, at which point such person may acquire RGA stock only to the extent that, after such acquisition, such person owns less than 5% (by value) of the aggregate outstanding shares of our stock. See “— Class A and Class B Common Stock — Acquisition Restrictions” above.

Shareholders May Only Act by Written Consent Upon Unanimous Written Consent. As required by Missouri law, our articles of incorporation and bylaws provide for shareholder action by unanimous written consent only.

No Special Meetings Called by Shareholders.  Our articles of incorporation provide that special meetings may only be called by the chairman of our board of directors, our president, or a majority of our board of directors. Only such business will be conducted, and only such proposals acted upon, as are specified in the notice of the special meeting.

Advance Notice for Shareholder Proposals.  Our articles of incorporation contain provisions requiring that advance notice be delivered to RGA of any business to be brought by a shareholder before an annual meeting and providing for procedures to be followed by shareholders in nominating persons for election to our board of directors. Ordinarily, the shareholder must give notice at least 60 days but not more than 90 days before the meeting, but if we give less than 70 days’ notice of the meeting, then the shareholder must give notice within ten days after we mail notice of the meeting or make other public disclosure of the meeting. The notice must include a description of the proposal, the reasons for the proposal, and other specified matters. Our board may reject any proposals that have not followed these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law.

Supermajority Vote Required to Amend Specified Provisions.  Our articles of incorporation provide that amendment of the following provisions requires an affirmative vote of at least 85% of the outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class:

•	provisions regarding certain shareholder rights;

•	provisions relating to directors;

•	provisions related to shareholders’ meetings;

•	provisions specifying the procedure for amendment of bylaws;

•	provisions relating to indemnification and related matters; and

•	provisions relating to the amendment of the articles of incorporation.

Missouri Statutory Provisions

Missouri law also contains certain provisions which may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us, including control share acquisition and business combination statutes.

Business Combination Statute.  Missouri law contains a “business combination statute” which restricts certain “business combinations” between us and an “interested shareholder,” or affiliates of the interested shareholder, for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either such transaction or the interested shareholder’s acquisition of stock is approved by our board on or before the date the interested shareholder obtains such status.

The statute also prohibits business combinations after the five-year period following the transaction in which the person becomes an interested shareholder unless the business combination or purchase of stock prior to becoming an interested shareholder is approved by our board prior to the date the interested shareholder obtains such status.

The statute also provides that, after the expiration of such five-year period, business combinations are prohibited unless:

•	the holders of a majority of the outstanding voting stock, other than the stock owned by the interested shareholder, or any affiliate or associate of such interested shareholder, approve the business combination; or

•	the business combination satisfies certain detailed fairness and procedural requirements.

A “business combination” for this purpose includes a merger or consolidation, some sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and any reclassifications or recapitalizations that generally increase the proportionate voting power of the interested shareholder. An “interested shareholder” for this purpose generally means any person who, together with his or her affiliates and associates, owns or controls 20% or more of the outstanding shares of the corporation’s voting stock.

A Missouri corporation may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. We have not done so.

The business combination statute may make it more difficult for a 20% beneficial owner to effect other transactions with us and may encourage persons that seek to acquire us to negotiate with our board prior to acquiring a 20% interest. It is possible that such a provision could make it more difficult to accomplish a transaction which shareholders may otherwise deem to be in their best interest.

Control Share Acquisition Statute.  Missouri also has a “control share acquisition statute” that would limit the rights of a shareholder to vote some or all of the shares that it holds, in case of a shareholder whose acquisition of shares results in that shareholder having voting power, when added to the shares previously held by such shareholder, to exercise or direct the exercise of more than a specified percentage of RGA’s outstanding stock (beginning at 20%). The statute exempts some types of acquisitions and provides a procedure for an acquiring shareholder to obtain shareholder approval to permit such shareholder to vote these shares. However, as permitted by the statute, RGA previously amended its bylaws to provide that the control share acquisition statute will not apply to control share acquisitions of RGA’s stock.

Takeover Bid Disclosure Statute.  Missouri’s “takeover bid disclosure statute” requires that, under some circumstances, before making a tender offer that would result in the offeror acquiring control of us, the offeror must file certain disclosure materials with the Commissioner of the Missouri Department of Securities.

Insurance Holding Companies Act.  We are regulated in Missouri as an insurance holding company. Under the Missouri Insurance Holding Companies Act and related regulations, the acquisition of control of a domestic insurer must receive prior approval by the Missouri Department of Insurance. Missouri law provides that a transaction will be approved if the Department of Insurance finds that the transaction would, among other things, not violate the law or be contrary to the interests of the insureds of any participating domestic insurance corporations. The Department of Insurance may approve any proposed change of control subject to conditions.

DESCRIPTION OF DEPOSITARY SHARES OF RGA

The description of any deposit agreement and any related depositary shares and depositary receipts in this prospectus and in any prospectus supplement or other offering material of certain provisions are summaries of the material provisions of that deposit agreement and of the depositary shares and depositary receipts.

General

We may elect to have shares of preferred stock represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement or other offering material relating to a series of depositary shares will set forth the name and address of this preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement or other offering material.

A holder of depositary shares will be entitled to receive the shares of preferred stock, but only in whole shares of preferred stock, underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion, to the extent possible, to the number of depositary shares owned by those holders. The depositary, however, will distribute only the amount that can be distributed without attributing to any depositary share a fraction of one cent, and any undistributed balance will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

If there is a distribution other than in cash in respect of the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred stock depositary determines that it is not feasible to make such a distribution. In that case, the preferred stock depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the preferred stock depositary are required to withhold on account of taxes.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement or other offering material, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts pursuant to those provisions.

Redemption of Depositary Shares

If any series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. Whenever we redeem a share of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price. Any funds that we deposit with the preferred stock depositary relating to depositary shares which are not redeemed by the holders of the depositary shares will be returned to us after a period of two years from the date the funds are deposited by us.

Voting

Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, may then instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The preferred stock depositary will try to vote the number of shares of preferred stock underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred stock depositary deems necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred stock.

Record Date

Subject to the provisions of the deposit agreement, whenever

•	any cash dividend or other cash distribution becomes payable,

•	any distribution other than cash is made,

•	any rights, preferences or privileges are offered with respect to the preferred stock,

•	the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or

•	the preferred stock depositary receives notice of the mandatory conversion of or any election by us to call for the redemption of any preferred stock, the preferred stock depositary will in each instance fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale, or

•	who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the preferred stock depositary, upon payment of any unpaid amount due the preferred stock depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock that are withdrawn will not be entitled to deposit the shares that have been withdrawn under the deposit agreement or to receive depositary receipts.

Amendment and Termination of the Deposit Agreement

We and the preferred stock depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred stock depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred stock has been made to the holders of the depositary shares in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary

We will pay all charges of the preferred stock depositary including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preference stock is entitled to vote, withdrawals of the preferred stock by the holders of depositary receipts or redemption or conversion of the preferred stock, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.

Miscellaneous

Neither we nor the preferred stock depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred stock depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred stock depositary and the successor depositary has not accepted its appointment within 60 days after the preferred stock depositary delivered a resignation notice to us, the preferred stock depositary may terminate the deposit agreement. See “— Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF WARRANTS OF RGA

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or as part of a unit with other securities, including, without limitation, preferred securities issued by the RGA trusts. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under warrant agreements to be entered into between us and a warrant agent that we will name in the applicable prospectus supplement or other offering material.

The prospectus supplement or other offering material relating to any warrants we are offering will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the prices of the warrants may be payable;

•	the designation, number and terms of the debt securities, common stock, preferred stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants and the currency or currencies, including composite currencies, in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

Warrants issued for securities other than our debt securities, Class A common stock, common stock or preferred stock or the preferred securities of an RGA trust will not be exercisable until at least one year from the date of sale of the warrant.

The applicable prospectus supplement or other offering material will describe the specific terms of any warrant units.

DESCRIPTION OF PURCHASE CONTRACTS OF RGA

We may issue purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a number or amount of debt securities, shares of our Class A common stock, common stock, preferred stock or depositary shares or warrants or trust preferred securities of an RGA trust at a future date or dates. The price per equity security and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula stated in the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement or other offering material.

The prospectus supplement or other offering material relating to any purchase contracts we are offering will specify the material terms of the purchase contracts and any applicable pledge or depository arrangements, including one or more of the following:

•	The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase our debt securities, common stock, preferred stock, depositary shares or warrants, or trust preferred securities of an RGA Trust or the formula by which such amount shall be determined.

•	The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

•	The events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate.

•	The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we or an RGA trust will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

•	Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

•	The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be our debt securities, depositary shares, preferred securities, Class A common stock, common stock, warrants or debt obligations, trust preferred securities of an RGA trust or government securities.

•	The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or be distributed to the holder.

•	The amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement or other offering material, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement or other offering material will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

DESCRIPTION OF PREFERRED SECURITIES OF THE RGA TRUSTS

Each RGA trust may issue, from time to time, one series of preferred securities having terms described in the prospectus supplement or other offering material. Preferred securities may be issued either independently or as part of a unit with other securities, including, without limitation, warrants to purchase common stock of RGA. Preferred securities sold with other securities as a unit may be attached to or separate from the other securities. The proceeds from the sale of each trust’s preferred and common securities will be used by such trust to purchase a series of junior subordinated debt securities issued by RGA. The junior subordinated debt securities will be held in trust by the trust’s property trustee for the benefit of the holders of such preferred and common securities. Each amended and restated trust agreement has been or will be qualified as an indenture under the Trust Indenture Act. The property trustee for each trust, The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, an independent trustee, will act as indenture trustee for the preferred securities for purposes of compliance with the provisions of the Trust Indenture Act. The preferred securities will have the terms, including distributions, redemption, voting, liquidation rights, maturity date or dates and the other preferred, deferred or other special rights or restrictions as are established by the administrative trustees in accordance with the applicable amended and restated trust agreement or as are set forth in the amended and restated trust agreement or made part of the amended and restated trust agreement by the Trust Indenture Act. Such terms, rights and restrictions will mirror the terms of the junior subordinated debt securities held by the applicable trust and will be described in the applicable prospectus supplement or other offering material.

All preferred securities offered by the prospectus will be guaranteed by us to the extent set forth below under “Description of the Preferred Securities Guarantees of RGA.” The guarantee issued by us to each RGA trust, when taken together with our obligations under the junior subordinated debt securities issued to any RGA trust and under the applicable indenture and any applicable supplemental indentures, and our obligations under each amended and restated trust agreement, including the obligation to pay expenses of each RGA trust, will provide a full and unconditional guarantee by us of amounts due on the preferred securities issued by each RGA trust. The payment terms of the preferred securities will be the same as the junior subordinated debt securities issued to the applicable RGA trust by us.

Each amended and restated trust agreement authorizes the administrative trustees to issue on behalf of the applicable trust one series of common securities having terms, including distributions, redemption, voting and liquidation rights, and restrictions that are established by the administrative trustees in accordance with the amended and restated trust agreement or that are otherwise set forth in the amended and restated trust agreement. The terms of the common securities issued by each RGA trust will be substantially identical to the terms of the preferred securities issued by the RGA trust. The common securities will rank equally, and payments will be made proportionately, with the preferred securities of that trust. However, if an event of default under the amended and restated trust agreement of the RGA trust has occurred and is continuing, the cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinated to the preferred securities in right of payment. The common securities will also carry the right to vote and to appoint, remove or replace any of the trustees of the RGA trust. RGA will own, directly or indirectly, all of the common securities of each RGA trust.

The financial statements of any RGA trust that issues preferred securities will be reflected in our consolidated financial statements with the preferred securities shown as company-obligated mandatorily-redeemable preferred securities of a subsidiary trust under “minority interest.” We will include in a footnote to our audited consolidated financial statements, statements that the applicable RGA trust is wholly-owned by us and that the sole asset of the RGA trust is the junior subordinated debt securities, indicating the principal amount, interest rate and maturity date of the junior subordinated debt securities.

Enforcement of Certain Rights by Holders of Preferred Securities

If an event of default occurs, and is continuing, under the amended and restated trust agreement of either RGA trust, the holders of the preferred securities of that trust may rely on the property trustee to enforce its rights as a holder of the subordinated debt securities against RGA. Additionally, those who together hold a majority of the aggregate stated liquidation amount of an RGA trust’s preferred securities will have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

•	direct the exercise of any trust or power that the property trustee holds under the amended and restated trust agreement, including the right to direct the property trustee to exercise the remedies available to it as a holder of the junior subordinated debt securities.

If such a default occurs and the event is attributable to RGA’s failure to pay interest or principal on the junior subordinated debt securities when due, including any payment on redemption, and this debt payment failure is continuing, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment. Such a proceeding will be limited, however, to enforcing the payment of this principal or interest only up to the value of the aggregate liquidation amount of the holder’s preferred securities as determined after the due date specified in the applicable series of junior subordinated debt securities. RGA will be subrogated to the holder’s rights under the applicable amended and restated trust agreement to the extent of any payment it makes to the holder in connection with such a direct action, and RGA may setoff against any such payment that it makes under the applicable preferred securities guarantee.

DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES OF RGA

Set forth below is a summary of information concerning the guarantees that will be executed and delivered by us for the benefit of the holders, from time to time, of preferred securities. Summaries of any other terms of any guarantee that are issued will be set forth in the applicable prospectus supplement or other offering material. Each guarantee has been or will be qualified as an indenture under the Trust Indenture Act. Unless otherwise specified in the applicable prospectus supplement or other offering material, The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York will act as the preferred securities guarantee trustee. The terms of each guarantee will be set forth in the guarantee and will include the terms made part of the guarantee by the Trust Indenture Act and will be available as described under the heading “Where You Can Find More Information” on page 16.

Unless otherwise specified in the applicable prospectus supplement or other offering material, we will agree, to the extent set forth in each guarantee, to pay in full to the holders of the preferred securities, the payments and distributions to be made with respect to the preferred securities, except to the extent paid by the applicable RGA trust, as and when due, regardless of any defense, right of set-off or counterclaim which the RGA trust may have or assert. The following payments or distributions with respect to the preferred securities, to the extent not paid by the RGA trust and to the extent that such RGA trust has funds available for these payments or distributions, will be subject to the guarantee:

•	any accrued and unpaid distributions that are required to be paid on the preferred securities;

•	the redemption price for any preferred securities called for redemption by the RGA trust; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of the RGA trust, other than in connection with the distribution of junior subordinated debt securities to the holders of preferred securities in exchange for preferred securities or the redemption of all of the preferred securities upon maturity or redemption of the subordinated debt securities, the lesser of

(i) the sum of the liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, or

(ii) the amount of assets of the RGA trust remaining for distribution to holders of the preferred securities in liquidation of the RGA trust.

We may satisfy our obligation to make a guarantee payment by making a direct payment of the required amounts to the holders of preferred securities or by causing the applicable RGA trust to pay the amounts to the holders.

Each guarantee will not apply to any payment of distributions except to the extent the applicable RGA trust has funds available to make the payment. If we do not make interest or principal payments on the junior subordinated debt securities purchased by the RGA trust, the RGA trust will not pay distributions on the preferred securities issued by the RGA trust and will not have funds available to make the payments.

Covenants of RGA

Unless otherwise specified in the applicable prospectus supplement or other offering material, in each guarantee of the payment obligations of an RGA trust with respect to preferred securities, we will covenant that, so long as any preferred securities issued by the RGA trust remain outstanding, if there has occurred any event which would constitute an event of default under the guarantee or under the amended and restated trust agreement of the RGA trust, then RGA will not:

•	declare or pay any dividends on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, other than:

(1) dividends or distribution of shares of common stock of RGA;

(2) any declaration of a non-cash dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights outstanding under a shareholder rights plan; or

(3) purchases of common stock of RGA related to the rights under any of RGA’s benefits plans for its directors, officers or employees;

•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued or guaranteed by RGA that rank equal with or junior to the subordinated debt securities issued to the applicable RGA trust, other than payments made in order to satisfy RGA’s obligations under the applicable preferred securities guarantee; and

•	redeem, purchase or acquire less than all of the debt securities issued to the applicable RGA trust or any of the preferred securities.

Modification of the Guarantees; Assignment

Except for any changes that do not adversely affect the rights of holders of preferred securities, in which case no consent of the holders will be required, each guarantee of the payment obligations of an RGA trust with respect to preferred securities may be amended only with the prior approval of the holders of at least a majority in aggregate liquidation amount of the outstanding preferred securities of the RGA trust. The manner of obtaining any approval of holders of the preferred securities will be set forth in an accompanying prospectus supplement. All guarantees and agreements contained in a guarantee of the obligations of an RGA trust with respect to preferred securities will bind the successors, assigns, receivers, trustees and representatives of RGA and will inure to the benefit of the holders of the preferred securities of the applicable RGA trust then outstanding.

Events of Default

An event of default under a preferred securities guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee. The holders of a majority in aggregate liquidation amount of the preferred securities to which the preferred securities guarantee relates will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred securities guarantee trustee with respect to the guarantee or to direct the exercise of any trust or power conferred upon the preferred securities guarantee trustee under the guarantee.

If we have failed to make a guarantee payment under a guarantee, a record holder of preferred securities to which the guarantee relates may directly institute a proceeding against us for enforcement of the guarantee for the payment to the record holder of the preferred securities to which the guarantee relates of the principal of or interest on the applicable subordinated debt securities on or after the respective due dates specified in the junior subordinated debt securities, and the amount of the payment will be based on the holder’s proportionate share of the amount due and owing on all of the preferred securities to which the guarantee relates. We have waived any right or remedy to require that any action be brought first against the applicable RGA trust or any other person or entity before proceeding directly against us. The record holder in the case of the issuance of one or more global preferred securities certificates will be The Depository Trust Company, or its nominee, acting at the direction of the beneficial owners of the preferred securities.

We will be required to provide annually to the preferred securities guarantee trustee a statement as to the performance of our obligations under each outstanding preferred securities guarantee and as to any default in our performance.

Termination

Each preferred securities guarantee will terminate as to the preferred securities issued by the applicable RGA trust:

•	upon full payment of the liquidation value or redemption price of all preferred securities of the RGA trust;

•	upon distribution of the junior subordinated debt securities held by the RGA trust to the holders of all of the preferred securities of the RGA trust; or

•	upon full payment of the amounts payable in accordance with the amended and restated trust agreement of the RGA trust upon termination and liquidation of the RGA trust.

Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities issued by the applicable RGA trust must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

Status of the Guarantees

The preferred securities guarantees will constitute our unsecured obligations and, unless otherwise indicated in an applicable prospectus supplement or other offering material, will rank as follows:

•	subordinated and junior in right of payment to all of RGA’s present and future liabilities, including subordinated debt securities issued under RGA’s subordinated indenture and described above under “Description of Debt Securities of RGA — Subordination under the Subordinated Indenture and the Junior Subordinated Indenture,” except those liabilities made equivalent by their terms;

•	equivalently with:

(1) the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference stock of any of our affiliates;

(2) the applicable junior subordinated debt securities; and

(3) any other liabilities or obligations made equivalent by their terms; and

•	senior to our common stock and any preferred or preference stock or other liabilities made equivalent or subordinate by their terms.

The terms of the preferred securities provide that each holder of preferred securities by acceptance of the preferred securities agrees to the subordination provisions and other terms of our guarantee relating to the preferred securities.

Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

Information Concerning the Preferred Securities Guarantee Trustee

The preferred securities guarantee trustee, before the occurrence of a default under a preferred securities guarantee, undertakes to perform only the duties that are specifically set forth in the guarantee and, after a default under a guarantee, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to this provision, the preferred securities guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities to which the guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by the preferred securities guarantee trustee in exercising any of its powers; but the foregoing shall not relieve the trustee, upon the occurrence of an event of default under such guarantee, from exercising the rights and powers vested in it by such guarantee.

Expense Agreement

We will, pursuant to an agreement as to expenses and liabilities entered into by us and each RGA trust under its amended and restated trust agreement, irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of the preferred securities or other similar interests in the trust the amounts due to the holders pursuant to the terms of the preferred securities or other similar interests, as the case may be. Third party creditors of the trust may proceed directly against us under the expense agreement, regardless of whether they had notice of the expense agreement.

Governing Law

The preferred securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE PREFERRED SECURITIES GUARANTEES

As set forth in the amended and restated trust agreements of each RGA trust, the sole purpose of the RGA trusts is to issue the preferred securities and common securities evidencing undivided beneficial interests in the assets of each of the trusts, and to invest the proceeds from such issuance and sale in RGA’s junior subordinated debt securities.

As long as payments of interest and other payments are made when due on the junior subordinated debt securities held by the RGA trusts, such payments will be sufficient to cover distributions and payments due on the preferred securities and common securities because of the following factors:

•	the aggregate principal amount of such junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the preferred securities and common securities;

•	the interest rate and the interest and other payment dates on such junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities;

•	RGA shall pay, and the trusts shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the trusts, other than with respect to the preferred securities and common securities; and

•	the amended and restated trust agreement of each trust will further provide that the trustees shall not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the applicable trust.

Payments of distributions, to the extent funds for such payments are available, and other payments due on the preferred securities, to the extent funds for such payments are available, are guaranteed by RGA as and to the extent set forth under “Description of the Preferred Securities Guarantees of RGA.” If RGA does not make interest payments on the junior subordinated debt securities purchased by the applicable trust, it is expected that the applicable trust will not have sufficient funds to pay distributions on the preferred securities and the preferred securities guarantee will not apply, since the preferred securities guarantee covers the payment of distributions and other payments on the preferred securities only if and to the extent that RGA has made a payment of interest or principal on the junior subordinated debt securities held by the applicable trust as its sole asset. However, the preferred securities guarantee, when taken together with RGA’s obligations under the junior subordinated debt securities and the junior subordinated indenture and its obligations under the respective amended and restated trust agreements, including its obligations to pay costs, expenses, debts and liabilities of the trust, other than with respect to the preferred securities and common securities, provide a full and unconditional guarantee, on a subordinated basis, by RGA of amounts due on the preferred securities.

If RGA fails to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period, the amended and restated trust agreement provides a mechanism whereby the holders of the preferred securities affected thereby, using the procedures described in any accompanying prospectus supplement, may direct the property trustee to enforce its rights under the junior subordinated debt securities. If a debt payment failure has occurred and is continuing, a holder of preferred securities may institute a direct action for payment after the respective due date specified in the junior subordinated debt securities. In connection with such direct action, RGA will be subrogated to the rights of such holder of preferred securities under the amended and restated trust agreement to the extent of any payment made by RGA to such holder of preferred securities in such direct action. RGA, under the guarantee, acknowledges that the guarantee trustee shall enforce the guarantee on behalf of the holders of the preferred securities. If RGA fails to make payments under the guarantee, the guarantee provides a mechanism whereby the holders of the preferred securities may direct the trustee to enforce its rights thereunder. Any holder of preferred securities may institute a legal proceeding directly against RGA to enforce the guarantee trustee’s rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee, or any other person or entity.

RGA and each of the RGA trusts believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by RGA on a subordinated basis of payments due on the preferred securities. See “Description of the Preferred Securities Guarantees of RGA,” beginning on page 55.

Upon any voluntary or involuntary termination, winding-up or liquidation of an RGA trust involving the liquidation of the junior subordinated debt securities, the holders of the preferred securities will be entitled to receive, out of assets held by such RGA trust, the liquidation distribution in cash. Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the junior subordinated debt securities, would be a subordinated creditor of ours. Therefore, the property trustee would be subordinated in right of payment to all of our senior and subordinated debt, but is entitled to receive payment in full of principal and interest before any of our shareholders receive payments or distributions. Since we are the guarantor under the preferred securities guarantees and have agreed to pay for all costs, expenses and liabilities of the RGA trusts other than the obligations of the trusts to pay to holders of the preferred securities the amounts due to the holders pursuant to the terms of the preferred securities, the positions of a holder of the preferred securities and a holder of the junior subordinated debt securities relative to our other creditors and to our shareholders in the event of liquidation or bankruptcy are expected to be substantially the same.

PLAN OF DISTRIBUTION

We may offer or sell these securities to or through one or more underwriters, dealers and agents, or through a combination of any of these methods, or directly to purchasers, on a continuous or delayed basis. We will describe the details of any such offering and the plan of distribution for any securities offering by any RGA trust or us, or by selling shareholders, if any, in a supplement to this prospectus or other offering material.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, William L. Hutton, Esq., Senior Vice President, Associate General Counsel and Assistant Secretary of RGA, will issue an opinion about the legality of the Class A common stock or common stock issued by us and offered by any selling shareholders, as well as the preferred stock, depositary shares, warrants, purchase contracts and units of RGA under Missouri law, and Bryan Cave LLP will issue an opinion about the legality of the debt securities of RGA and the preferred securities guarantees of RGA. Mr. Hutton is paid a salary by RGA, is a participant in various employee benefit plans offered by RGA to employees of RGA generally and owns and has options to purchase shares of RGA common stock. Unless otherwise indicated in the applicable prospectus supplement, Richards, Layton & Finger, P.A., our special Delaware counsel, will issue an opinion about the legality of the trust preferred securities.

EXPERTS

The consolidated financial statements and financial statement schedules, incorporated by reference in this Form S-3 from Reinsurance Group of America, Incorporated and subsidiaries’ Annual Report on Form 10-K, and the effectiveness of Reinsurance Group of America, Incorporated and subsidiaries’ internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which (1) express an unqualified opinion on the consolidated financial statements and financial statement schedules and include an explanatory paragraph regarding changes in accounting for income taxes and defined pension benefit and other postretirement plans as required by accounting guidance which was adopted on January 1, 2007 and December 31, 2006, respectively, and (2) express an unqualified opinion on Reinsurance Group of America, Incorporated and subsidiaries’ effectiveness of internal control over financial reporting) which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

SEC Registration Fee	$33,075
Accounting Fees and Expenses	500,000	**
Legal Fees and Expenses	750,000	**
Printing and Engraving Expenses	500,000	**
Trustee Fees	15,000	**
Miscellaneous	201,925	**

Total	$2,000,000	**

**	Estimated.

Item 15.	Indemnification of Officers and Directors.

Section 351.355(1) of the Revised Statutes of Missouri provides that a corporation may indemnify a director, officer, employee or agent of the corporation in any action, suit or proceeding other than an action by or in the right of the corporation, against expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. Section 351.355(2) provides that the corporation may indemnify any such person in any action or suit by or in the right of the corporation against expenses (including attorneys’ fees) and settlement amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that he may not be indemnified in respect of any matter in which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless authorized by the court. Section 351.355(3) provides that a corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the action, suit or proceeding if he has been successful in defense of such action, suit or proceeding and if such action, suit or proceeding is one for which the corporation may indemnify him under Section 351.355(1) or (2). Section 351.355(7) provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided such further indemnity is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any by-law or agreement of the corporation which has been adopted by a vote of the stockholders of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

The Amended and Restated Articles of Incorporation of RGA filed as Exhibit 3.1 to this Registration Statement contain provisions indemnifying its directors, officers, employees and agents to the extent authorized specifically by Sections 351.355(1), (2), (3) and (7). RGA has entered into indemnification contracts with the officers and directors of RGA. The contracts provide that RGA under certain circumstances may self-insure against directors’ and officers’ liabilities now insured under the policy of insurance referred to below and will provide indemnity to the fullest extent permitted by law against all expenses (including attorneys’ fees), judgments, fines and settlement amounts, paid or incurred in any action or proceeding, including any act on behalf of RGA, on account of their service as directors or officers of RGA, any subsidiary of RGA or any other company or enterprise when they are serving in such capacities at the request of RGA, excepting only cases where the conduct of such person is adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct.

Our articles of incorporation limit the liability of our directors to us or any of our shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted under Missouri law.

The forms of Underwriting Agreement to be filed as Exhibits 1.1 to 1.6 to this Registration Statement will provide for the mutual indemnification of RGA and any Underwriters, their respective controlling persons, directors and certain of their officers, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

RGA maintains a policy of insurance under which the directors and officers are insured, subject to the limits of the policy, against certain losses, as defined in the policy, arising from claims made against such directors and officers by reason of any wrongful acts, as defined in the policy, in their respective capacities as directors or officers.

Under the amended and restated trust agreement of each trust, RGA will agree to indemnify each of the administrative trustees of such trust (or any predecessor trustee for such trust), and to hold harmless such administrative trustee against any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of such trust agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under such trust agreement.

Item 16.	Exhibits.

See Exhibit Index.

Item 17.	Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(C) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(8) Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Reinsurance Group of America, Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri, on September 24, 2008.

REINSURANCE GROUP OF AMERICA,
INCORPORATED

By:	/s/ Jack B. Lay
Jack B. Lay
Senior Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant in the capacities indicated and on the dates indicated:

Signatures		Title	Date

/s/ * A. Greig Woodring		President, Chief Executive Officer and Director	September 24, 2008

/s/ * William J. Bartlett		Director	September 24, 2008

/s/ * J. Cliff Eason		Director	September 24, 2008

/s/ * Stuart I. Greenbaum		Director	September 24, 2008

/s/ * Alan C. Henderson		Director	September 24, 2008

/s/ Jack B. Lay Jack B. Lay		Senior Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 24, 2008

By:	/s/ Jack B. Lay as attorney-in-fact pursuant to authority granted by power of attorney, copies of which have been previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, RGA Capital Trust III and RGA Capital Trust IV certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri, on September 24, 2008.

RGA CAPITAL TRUST III

By:	Reinsurance Group of America, Incorporated, as Depositor

By:	/s/ Jack B. Lay
Jack B. Lay
Senior Executive Vice President and
Chief Financial Officer

RGA CAPITAL TRUST IV

By:	Reinsurance Group of America, Incorporated, as Depositor

By:	/s/ Jack B. Lay
Jack B. Lay
Senior Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

1.1	Form of Underwriting Agreement (Debt).*
1.2	Form of Underwriting Agreement (Equity or Depositary Shares).*
1.3	Form of Underwriting Agreement (Preferred Securities).*
1.4	Form of Underwriting Agreement (Purchase Contracts).*
1.5	Form of Underwriting Agreement (Units).*
1.6	Form of Underwriting Agreement (Warrants).*
2.1	Recapitalization and Distribution Agreement, dated as of June 1, 2008, by and between RGA and MetLife (incorporated by reference to Exhibit 2.1 to RGA’s Current Report on Form 8-K filed with the SEC on June 5, 2008).
3.1	Amended and Restated Articles of Incorporation of RGA (incorporated by reference to Exhibit 3.1 to RGA’s current report on Form 8-K, filed with the SEC on September 12, 2008).
3.2	Restated Bylaws of RGA, as amended (incorporated by reference to Exhibit 3.2 to RGA’s current report on Form 8-K, filed with the SEC on September 12, 2008).
4.1	Senior Indenture, dated as of December 19, 2001, between RGA and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the registrants’ registration statement on Form S-3 (No. 333-108200, 333-108200-01 and 333-108200-02), filed with the SEC on August 25, 2003).
4.2	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.2 to the registrants’ registration statement on Form S-3 (No. 333-108200, 333-108200-01 and 333-108200-02), filed with the SEC on August 25, 2003).
4.3	Junior Subordinated Indenture, dated as of December 18, 2001, between RGA and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.3 to the registrants’ registration statement on Form S-3 (No. 333-108200, 333-108200-01 and 333-108200-02), filed with the SEC on August 25, 2003).
4.4	Form of Purchase Contract Agreement and Units (including form of related security certificate).*
4.5	Form of Pledge Agreement for Purchase Contract and Units.*
4.6	Certificate of Trust of RGA Capital Trust III (incorporated by reference to Exhibit 4.6 to the registrants’ registration statement on Form S-3 (No. 333-108200, 333-108200-01 and 333-108200-02), filed with the SEC on August 25, 2003).
4.7	Trust Agreement of RGA Capital Trust III (incorporated by reference to Exhibit 4.7 to the registrants’ registration statement on Form S-3 (No. 333-108200, 333-108200-01 and 333-108200-02), filed with the SEC on August 25, 2003).
4.8	Certificate of Trust of RGA Capital Trust IV (incorporated by reference to Exhibit 4.8 to the registrants’ registration statement on Form S-3 (No. 333-108200, 333-108200-01 and 333-108200-02), filed with the SEC on August 25, 2003).
4.9	Trust Agreement of RGA Capital Trust IV (incorporated by reference to Exhibit 4.9 to the registrants’ registration statement on Form S-3 (No. 333-108200, 333-108200-01 and 333-108200-02), filed with the SEC on August 25, 2003).
4.10	Form of Amended and Restated Trust Agreement of RGA Capital Trust III (including the form of preferred securities) (incorporated by reference to Exhibit 4.10 to the registrant’s registration statement on Form S-3 (No. 333-117261, 333-117261-01 and 333-117261-02), filed with the SEC on July 9, 2004).
4.11	Form of Amended and Restated Trust Agreement of RGA Capital Trust IV (including the form of preferred securities) (included as Exhibit 4.10).
4.12	Form of Preferred Securities Guarantee Agreement (incorporated by reference to Exhibit 4.15 to RGA’s registration statement on Form S-3 (No. 333-55304, 333-55304-01 and 333-55304-02), filed with the SEC on February 9, 2001).
4.13	Form of Senior Debt Security.*
4.14	Form of Subordinated Debt Security.*
4.15	Form of Junior Senior Debt Security.*
4.16	Form of Preferred Stock — Any amendment to RGA’s Articles of Incorporation authorizing the creation of any series of Preferred Stock or Depositary Shares representing such shares of Preferred Stock setting forth the rights, preferences and designations thereof will be filed as an exhibit subsequently included or incorporated by reference herein.
4.17	Form of Deposit Agreement for Depositary Shares (including form of depositary receipt).*

4.18	Warrant Agreement, dated as of December 18, 2001, between RGA and The Bank of New York, as Warrant Agent (incorporated by reference to Exhibit 4.3 to RGA’s Registration Statement on Form 8-A filed with the SEC on December 18, 2001).
4.19	Unit Agreement, dated as of December 18, 2001, by and among RGA and RGA Capital Trust I, as Issuers, and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as Agent, as Warrant Agent, and as Property Trustee (incorporated by reference to Exhibit 4.1 to RGA’s Registration Statement on Form 8-A filed with the SEC on December 18, 2001).
4.20	Certificate of Trust of RGA Capital Trust I (incorporated by reference to Exhibit 4.10 to the Registration Statements on Form S-3 (File Nos. 333-55304, 333-55304-01 and 333-55304-02), previously filed with the Securities and Exchange Commission (the “Commission”) on February 9, 2001, as amended (the “Prior S-3”)).
4.21	Trust Agreement of RGA Capital Trust I (incorporated by reference to Exhibit 4.11 to the Prior S-3).
4.22	Amended and Restated Trust Agreement of RGA Capital Trust I dated as of December 18, 2001 (incorporated by reference to Exhibit 4.7 to RGA’s Registration Statement on Form 8-A filed with the SEC on December 18, 2001).
4.23	First Supplemental Junior Subordinated Indenture dated as of December 18, 2001 between RGA and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.10 to RGA’s Registration Statement on Form 8-A filed with the SEC on December 18, 2001).
4.24	Guarantee Agreement dated as of December 18, 2001 between RGA, as Guarantor, and The Bank of New York, as Guarantee Trustee (incorporated by reference to Exhibit 4.11 to RGA’s Registration Statement on Form 8-A filed with the SEC on December 18, 2001).
4.25	Remarketing Agreement dated as of December 18, 2001 among RGA, RGA Capital Trust I and Lehman Brothers Inc., as Remarketing Agent (incorporated by reference to Exhibit 4.12 to RGA’s Registration Statement on Form 8-A filed with the SEC on December 18, 2001).
4.26	First Amendment to Warrant Agreement, dated as of September 12, 2008, between RGA and The Bank of New York Mellon Trust Company, N.A., as successor warrant agent to The Bank of New York (incorporated by reference to Exhibit 4.2 to RGA’s Current Report on Form 8-K filed with the SEC on September 12, 2008).
4.27	First Supplement to Unit Agreement, dated as of September 12, 2008, between RGA and The Bank of New York Mellon Trust Company, N.A., as successor agent to The Bank of New York (incorporated by reference to Exhibit 4.3 to RGA’s Current Report on Form 8-K filed with the SEC on September 12, 2008).
4.28	Amended and Restated Section 382 Rights Agreement, dated as of September 12, 2008, between RGA and Mellon Investor Services LLC, as Rights Agent (which includes the form of Amended and Restated Certificate of Designation, Preferences and Rights of Series A-1 Junior Participating Preferred Stock as Exhibit A-1, the form of Certificate of Designation, Preferences and Rights of Series B-1 Junior Participating Preferred Stock as Exhibit A-2, the form of Right Certificate for Class A Rights as Exhibit B-1 and the Form of Right Certificate for Class B Rights as Exhibit B-2) (incorporated by reference to Exhibit 4.1 to RGA’s Current Report on Form 8-K filed with the SEC on September 12, 2008).
5.1	Opinion of William L. Hutton, Esq.
5.2	Opinion of Bryan Cave LLP.***
5.3	Opinion of Richards, Layton & Finger, P.A. (RGA Capital Trust III and RGA Capital Trust IV).***
12.1	Computation of Ratios of Earnings to Fixed Charges and Ratios of Earnings to Combined Fixed Charges and Preference Dividends.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of William L. Hutton, Esq. (contained in Exhibit 5.1).
23.3	Consent of Bryan Cave LLP (contained in Exhibit 5.2).
23.4	Consent of Richards, Layton & Finger, P.A. (contained in Exhibit 5.3).
24.1	Power of Attorney (included on signature page of initial filing of this Registration Statement)***
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Senior Trustee under the Senior Indenture.
25.2	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Subordinated Trustee, as Trustee under the Subordinated Indenture.**

25.3	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Junior Subordinated Indenture.
25.4	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee of the Preferred Securities Guarantee of RGA for the benefit of the holders of Preferred Securities of RGA Capital Trust III.
25.5	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee of the Preferred Securities Guarantee of RGA for the benefit of the holders of the Preferred Securities of RGA Capital Trust IV.
25.6	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Property Trustee under the Amended and Restated Trust Agreement of RGA Capital Trust III.
25.7	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Property Trustee under the Amended and Restated Trust Agreement of RGA Capital Trust IV.

*	Indicates document to be filed as an exhibit to a report on Form 8-K or Form 10-Q pursuant to Item 601 of Regulation S-K and incorporated herein by reference.

**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

***	Previously filed.